   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2003.

                                                    REGISTRATION NOS. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        GULFTERRA ENERGY PARTNERS, L.P.
                      GULFTERRA ENERGY FINANCE CORPORATION
             (Exact name of Registrant as Specified in its Charter)

              DELAWARE                               1311                              76-0396023
              DELAWARE                               1311                              76-0605880
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)             Identification Number)

                 GREGORY JONES, ESQ.                                   PEGGY A. HEEG, ESQ.
                   D. MARK LELAND                                       EL PASO BUILDING
                  4 GREENWAY PLAZA                              1001 LOUISIANA STREET, 30TH FLOOR
                  HOUSTON, TX 77046                                     HOUSTON, TX 77002
                   (832) 676-4853                                        (713) 420-2600
 (Address, including Zip Code, and Telephone Number,    (Name, Address, Including Zip Code, and Telephone
    Including Area Code, of Registrant's Principal     Number, Including Area Code, of Agent For Service)
                  Executive Offices)

                                    COPY TO:
                              J. VINCENT KENDRICK
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                        1900 PENNZOIL PLACE, SOUTH TOWER
                              711 LOUISIANA STREET
                               HOUSTON, TX 77002
                                 (713) 220-5800
                              (713) 236-0822 (FAX)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE        OFFERING PRICE         AGGREGATE           REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED(1)         PER UNIT(1)       OFFERING PRICE(1)           FEE
--------------------------------------------------------------------------------------------------------------------------------
6 1/4% Series B Senior Notes due 2010.......     $250,000,000             100%             $250,000,000           $20,225
Guarantees of 6 1/4% Series B Senior Notes
  due 2010(2)...............................          --                   --                   --                None(3)
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(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).

(2) Each subsidiary of GulfTerra Energy Partners, L.P. that is listed on the table of Additional Registrant Guarantors on the following page has guaranteed the notes being registered hereby.

(3) No separate consideration will be received for the Guarantees and, therefore, no additional registration fee is required.

    EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL SUCH REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                               STATE OR OTHER         I.R.S.
                                                              JURISDICTION OF        EMPLOYER
                                                              INCORPORATION OR    IDENTIFICATION
EXACT NAME OF REGISTRANT GUARANTOR(1)                           ORGANIZATION          NUMBER
-------------------------------------                         ----------------    --------------
Cameron Highway Pipeline GP, L.L.C..........................      Delaware                 N/A
Cameron Highway Pipeline I, L.P.............................      Delaware                 N/A
Crystal Holding, L.L.C......................................      Delaware          76-0396023
First Reserve Gas, L.L.C....................................      Delaware          76-0396023
Flextrend Development Company, L.L.C........................      Delaware          76-0396023
GulfTerra Alabama Intrastate, L.L.C. (formerly known as EPN
  Alabama Intrastate, L.L.C.)...............................      Delaware          76-0396023
GulfTerra Field Services, L.L.C. (formerly known as EPN
  Field Services, L.L.C.)...................................      Delaware          76-0396023
GulfTerra GC, L.P. (formerly known as EPN Gulf Coast,
  L.P.).....................................................      Delaware                 N/A
GulfTerra Holding I, L.L.C. (formerly known as EPN GP
  Holding I, L.L.C.)........................................      Delaware          76-0396023
GulfTerra Holding II, L.L.C. (formerly known as EPN GP
  Holding, L.L.C.)..........................................      Delaware          76-0396023
GulfTerra Holding III, L.L.C. (formerly known as EPN
  Pipeline GP Holding, L.L.C.)..............................      Delaware          76-0396023
GulfTerra Holding IV, L.P. (formerly known as EPN Holding
  Company I, L.P.)..........................................      Delaware                 N/A
GulfTerra Holding V, L.P. (formerly known as EPN Holding
  Company, L.P.)............................................      Delaware                 N/A
GulfTerra Intrastate, L.P. (formerly known as El Paso Energy
  Intrastate, L.P.).........................................      Delaware                 N/A
GulfTerra NGL Storage, L.L.C. (formerly known as EPN NGL
  Storage, L.L.C.)..........................................      Delaware          76-0396023
GulfTerra Oil Transport, L.L.C. (formerly known as El Paso
  Energy Partners Oil Transport, L.L.C.)....................      Delaware          76-0396023
GulfTerra Operating Company, L.L.C. (formerly known as El
  Paso Energy Partners Operating Company, L.L.C.)...........      Delaware          76-0396023
GulfTerra South Texas, L.P. (formerly known as El Paso South
  Texas, L.P.)..............................................      Delaware          04-3714142
GulfTerra Texas Pipeline, L.P. (formerly known as EPGT Texas
  Pipeline, L.P.)...........................................      Delaware                 N/A
Hattiesburg Gas Storage Company.............................      Delaware          76-0396023
Hattiesburg Industrial Gas Sales, L.L.C.....................      Delaware          76-0396023
High Island Offshore System, L.L.C..........................      Delaware          76-0396023
Manta Ray Gathering Company, L.L.C..........................      Delaware          76-0396023
Petal Gas Storage, L.L.C....................................      Delaware          76-0396023
Poseidon Pipeline Company, L.L.C............................      Delaware          76-0396023

---------------

(1) The address for each Registrant Guarantor is 4 Greenway Plaza, Houston, Texas, 77046.

We may not exchange these notes until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these notes, and it is not soliciting an offer to buy these notes, in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2003

                                  $250,000,000

                        GULFTERRA ENERGY PARTNERS, L.P.
                      GULFTERRA ENERGY FINANCE CORPORATION

                               OFFER TO EXCHANGE
                     6 1/4% SERIES B SENIOR NOTES DUE 2010
                  FOR ANY AND ALL OUTSTANDING 6 1/4% SERIES A
                             SENIOR NOTES DUE 2010
                         CUSIP: 4027WAA2 AND 40274WAB0

                                (GULFTERRA LOGO)
                             ---------------------
     This prospectus, the accompanying letter of transmittal and notice of guaranteed delivery relate to our proposed exchange offer. We are offering to exchange up to $250,000,000 aggregate principal amount of new 6 1/4% Series B senior notes due 2010, which we call the Series B notes, which will be freely transferable, for any and all outstanding 6 1/4% Series A senior notes due 2010, which we call the Series A notes, issued in a private offering on July 3, 2003, and which have certain transfer restrictions.

     In this prospectus we sometimes refer to the Series A notes and the Series B notes collectively as the notes.

    - The terms of the Series B notes are substantially identical to the terms of the Series A notes, except that the Series B notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

    - All Series A notes that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of Series A notes may be withdrawn at any time prior to expiration of the exchange offer.

    - We will not receive any proceeds from the exchange offer.

    - The exchange of Series A notes for Series B notes will not be a taxable event for United States federal income tax purposes.

    - Holders of Series A notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

    - Series A notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the Indenture, but, except under certain circumstances, will have no further exchange or registration rights under the registration rights agreement discussed in this prospectus.

      PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.
                             ---------------------
                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

Summary.....................................................    1
The Exchange Offer..........................................    8
Ratio of Earnings to Fixed Charges..........................   10
Risk Factors................................................   11
The Exchange Offer..........................................   14
Use Of Proceeds.............................................   25
Description Of Notes........................................   26
United States Federal Income And Estate Tax
  Considerations............................................   72
Certain Erisa Considerations................................   76
Plan Of Distribution........................................   78
Experts.....................................................   79

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                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports and other information with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934. You may read and copy any documents we file at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange (NYSE), 20 Broad Street, New York, New York 10005.

     We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and the information we file later with the SEC will automatically supersede this information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 9 of any Current Report on Form 8-K either listed below or filed in the future that is not deemed filed under the Securities Exchange Act of 1934 and, therefore, is not incorporated by reference in this prospectus, are incorporated by reference into this prospectus and contain important information about us and our financial condition.

     - Annual Report on Form 10-K for the year ended December 31, 2002;

     - Quarterly Report on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

     - Current Reports on Form 8-K and 8-K/A dated January 2, 2003; March 19, 2003; April 7, 2003; April 8, 2003; April 10, 2003; April 11, 2003; May
       1, 2003; May 8, 2003; May 14, 2003; May 16, 2003; June 6, 2003; July 1,
       2003; July 14, 2003; August 18, 2003; August 21, 2003 and August 26,
       2003.

     You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

                        GulfTerra Energy Partners, L.P.
                                4 Greenway Plaza
                              Houston, Texas 77046
                                 (832) 676-4853
                         Attention: Investor Relations

     Our website is http://www.gulfterra.com. We make available, free of charge on or through our website, our annual, quarterly and current reports, and any amendments to those reports, as soon as is reasonably possible after these reports are filed with the SEC. Information contained on our website is not part of this filing.

     The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus.

     You should rely only on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different.

     You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

     We include cross references in this prospectus to captions in these materials where you can find further related discussions. The above table of contents tells you where to find these captions.

                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we have incorporated by reference contain or incorporate by reference forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying the forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, we express an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. We cannot assure you, however, that the statement of expectation or belief will result or be achieved or accomplished. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," and similar terms and phrases, including references to assumptions. These statements are contained in the sections entitled "Summary," "Risk Factors," and other sections of this prospectus and the documents we have incorporated by reference. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus and the documents we have incorporated by reference. These risks include the risks that are identified in:

     - the "Risk Factors" section of this prospectus;

     - the section entitled "Risk Factors and Cautionary Statement" included in our Annual Report on Form 10-K for the year ended December 31, 2002; and

     - the other documents incorporated by reference.

     These risks may also be specifically described in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to these reports and other documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

                                    SUMMARY

     This summary information is to help you understand the notes. It likely does not contain all the information that is important to you. You should carefully read this prospectus and the documents incorporated by reference to understand fully the terms of the notes, as well as other considerations that are important to you in making your investment decision. You should pay special attention to the "Risk Factors" section beginning on page 12 of this prospectus, as well as the section entitled "Risk Factors and Cautionary Statement" included in our Annual Report on Form 10-K for the year ended December 31, 2002 and the risk factors contained in the other documents incorporated by reference herein, to determine whether an investment in the notes is appropriate for you. For purposes of this prospectus, unless the context otherwise indicates, when we refer to "us," "we," "our," or "ours," we are describing GulfTerra Energy Partners, L.P., together with its subsidiaries, including GulfTerra Energy Finance Corporation.

                        GULFTERRA ENERGY PARTNERS, L.P.

WHO WE ARE

     Formed in 1993, GulfTerra Energy Partners, L.P. (NYSE: GTM), is one of the largest publicly-traded master limited partnerships, or MLPs, in terms of market capitalization. Since El Paso Corporation's initial acquisition of an interest in us in 1998, we have diversified our asset base, stabilized our cash flow and decreased our financial leverage as a percentage of total capital. We have accomplished this through a series of acquisitions and development projects, as well as many public offerings of our common units. We manage a balanced, diversified portfolio of interests and assets relating to the midstream energy sector, which involves gathering, transporting, separating, handling, processing, fractionating and storing natural gas, oil and natural gas liquids, or NGL. This portfolio, which we consider to be balanced due to its diversity of geographic locations, business segments, customers and product lines, includes:

     - offshore oil and natural gas pipelines, platforms, processing facilities and other energy infrastructure in the Gulf of Mexico, primarily offshore Louisiana and Texas;

     - onshore natural gas pipelines and processing facilities in Alabama, Colorado, Louisiana, Mississippi, New Mexico and Texas;

     - onshore NGL pipelines and fractionation facilities in Texas; and

     - onshore natural gas and NGL storage facilities in Louisiana, Mississippi and Texas.

     We are one of the largest natural gas gatherers, based on miles of pipeline, in the prolific natural gas supply regions offshore in the Gulf of Mexico and onshore in Texas and the San Juan Basin, which envelops a significant portion of the four contiguous corners of Arizona, Colorado, New Mexico and Utah. These regions, especially the deeper water regions of the Gulf of Mexico, one of the United States' fastest growing oil and natural gas producing regions, offer us significant infrastructure growth potential through the acquisition and construction of pipelines, platforms, processing and storage facilities and other infrastructure. In 2002, the Gulf of Mexico accounted for approximately 25 percent of all natural gas production in the United States and the supply regions accessed by our pipelines in Texas and the San Juan Basin accounted for approximately 33 percent.

OUR OBJECTIVE AND STRATEGY

     Our objective is to operate as a growth-oriented MLP with a focus on increasing cash flow, earnings and return to our unitholders by becoming one of the industry's leading providers of midstream energy services. Our strategy entails striving to continually enhance the quality of our cash flow by:

     - maintaining a balanced and diversified portfolio of midstream energy interests and assets;

     - maintaining a sound capital structure;

     - sharing capital costs and risks through joint ventures/strategic alliances; and

     - emphasizing fee-based operations and services for which the fees are not traditionally linked to commodity prices (like gathering and transportation) and managing commodity risks by using contractual arrangements (like fixed-fee contracts and hedging and tolling arrangements) and de-emphasizing our commodity-based activities (including exiting the oil and natural gas production business by not acquiring additional properties).

     We intend to execute our business strategy by:

     - constructing and acquiring onshore pipelines; gathering systems; processing and fractionation facilities; and other midstream assets to provide a broad range of more stable, fee-based services to producers, marketers and users of energy products;

     - expanding our existing offshore asset base, supported by the dedication of new discoveries and long-term commitments, to capitalize on the accelerated growth of oil and natural gas supplies from the deeper water regions of the Gulf of Mexico;

     - operating at a low cost by achieving economies of scale in select regions through reinvesting in and expanding our organic growth opportunities, as well as by acquiring new assets;

     - sharing capital costs and risks through joint ventures/strategic alliances, principally with partners with substantial financial resources and strategic interests, assets and operations in the Gulf of Mexico, especially in the deeper water, Flextrend and subsalt regions; and

     - continuing to strengthen our solid balance sheet by financing and/or refinancing our growth, on average, with 50 percent equity so as to provide the financial flexibility to fund future opportunities.

     In addition to our wholly-owned assets and operations, we conduct a significant portion of our business through joint ventures/strategic alliances, which we believe are ideally suited for midstream energy operations. We use joint ventures to reduce our capital requirements and risk exposure to individual projects, as well as to develop strategic relationships, realize synergies and results from combining resources, and benefit from the assets, experience and resources of our partners. Our partners in the Gulf of Mexico include integrated and large independent energy companies with substantial offshore interests, operations and assets, such as Shell Oil Products U.S. and Marathon Pipeline Company, and Valero Energy Corporation, one of the top refining and marketing companies in the United States.

     In 2002, our cash outlay for investments of midstream energy infrastructure assets totaled $1.7 billion. We acquired assets from El Paso Corporation and third parties totaling $1.5 billion and $19 million, and we expended $228 million in funds for the construction of assets.

OUR KEY STRENGTHS

     Stable cash flow primarily driven by fee-based revenues. Our cash flow primarily derives from gathering, transportation, storage and other fee-based services, the fees for most of which are not directly affected by changes in energy commodity prices.

     Balanced portfolio with proven track record of cash flow diversification and leverage reduction. Since 1998, we have diversified and balanced our asset base in terms of services, businesses, customers and geography by making approximately $3.0 billion in capital expenditures while reducing our financial leverage and increasing our financial flexibility through, among other things, many public common unit offerings.

     Strategic platform for continued expansion. We own and have interests in an expansive portfolio of organic development opportunities for onshore and offshore announced projects totaling over $900 million and the expertise to continue to execute strategic transactions, as evidenced by the more than $2.5 billion of construction projects and accretive (in terms of cash flow per unit) acquisitions announced since January 2002.

     Diversified portfolio of attractive, strategically located assets. We own a diversified portfolio of strategically located midstream assets well positioned to capture growth in some of the largest natural gas producing basins in the United States.

GENERAL PARTNER RELATIONSHIP

     GulfTerra Energy Company, L.L.C., a newly-formed Delaware limited liability company that is wholly-owned by a subsidiary of El Paso Corporation, is our sole general partner. The business and affairs of our general partner are managed by a board of directors, which we refer to as our board of directors, comprised of two management directors who are also our executive officers and four independent directors who meet the independent director requirements established by the NYSE and the Sarbanes-Oxley Act of 2002. Our general partner recently announced that the size of the board will be increased by the addition of one more independent director. Through its board of directors, our general partner manages our day-to-day operations.

OUR CORPORATE GOVERNANCE STRUCTURE AND INDEPENDENCE INITIATIVES

     This year we have continued to improve our corporate governance model, which currently meets the standards established by the SEC and the NYSE. During the first quarter of 2003, we identified and evaluated a number of changes that could be made to our corporate structure to better address potential conflicts of interest and to better balance the risks and rewards of significant relationships with our affiliates, which we refer to as Independence Initiatives. Through July 2003 we have already implemented the following:

     - added an additional independent director to our board of directors, bringing the number of independent directors to four of the six-member board;

     - established a governance and compensation committee of our board of directors consisting solely of independent directors, which is responsible for establishing performance measures and making recommendations to El Paso Corporation concerning compensation of its employees performing duties for us;

     - changed our name to GulfTerra Energy Partners, L.P. (NYSE: GTM);

     - received a letter of credit from El Paso Merchant Energy North America totaling $5.1 million regarding our existing customer/contractual relationships with them;

     - completed a resource support agreement with El Paso Corporation;

     - modified our partnership agreement to: (1) eliminate El Paso Corporation's right to vote its common units with respect to the removal of the general partner; (2) effectively reduced the third-party common unit vote required to remove the general partner from 72 percent to 67 percent; and (3) require the unanimous vote of the general partner's board of directors before the general partner or we can voluntarily initiate bankruptcy proceedings; and

     - reorganized our structure, further reducing our interrelationships with El Paso Corporation, resulting in our general partner being a Delaware limited liability company that is not permitted to have:

      - material assets other than its interest in us;

      - material operations other than those relating to our operations;

      - material debt or other obligations other than those owed to us or our creditors;

      - material liens other than those securing obligations owed to us or our creditors; or

      - employees.

     We are in the process of implementing the following Independence
Initiatives:

     - adding one more independent director to our board of directors;

     - negotiating a master netting agreement that could partially mitigate our risks associated with our ongoing contractual arrangements with El Paso Corporation or any of its subsidiaries. Approval must be received from our general partner's board of directors and from El Paso Corporation prior to executing the master netting agreement.

     Under the partnership agreement, our general partner has the responsibility to, among other things, manage and operate our assets. In addition, our general partner had agreed not to voluntarily withdraw as general partner on or prior to December 31, 2002. Now that this obligation of the general partner has expired, our general partner can withdraw with 90 days notice. We have no employees today, a condition that is common among MLPs. Although this arrangement has worked well for us in the past and continues to work well for us, we are evaluating the direct employment of the personnel who manage the day-to-day operations of our assets.

OUR RELATIONSHIP WITH EL PASO CORPORATION

     El Paso Corporation, a NYSE-listed company, is a leading provider of natural gas services and the largest pipeline company in North America. Through its subsidiaries, El Paso Corporation:

     - owns 100 percent of our general partner, which means that, historically, El Paso Corporation and its affiliates have employed the personnel who operate our businesses. We reimburse our general partner and its affiliates for the costs they incur on our behalf, and we pay our general partner its proportionate share of distributions -- relating to its one percent general partnership interest and the related incentive distributions -- we make to our partners each calendar quarter. Furthering our Independence Initiatives efforts, El Paso Corporation has announced its intention to sell between 5 and 10 percent of its ownership interest in our general partner to a third party. El Paso Corporation has the sole responsibility to determine the ultimate ownership status of the general partner interest.

     - is a significant stakeholder in us -- it owns approximately 23.2 percent, or 11,674,245, of our common units (decreased from 23.4 percent as a result of our common unit offering in August 2003), all 10,937,500 of our Series C units, which we issued in November 2002 for $350 million, all 123,865 of our outstanding Series B preference units after adjustment for the August contribution of Series B preference units associated with the August common unit offering (with a liquidation value at June 30, 2003 of $163.6 million), and our one percent general partner interest. As holders of some of our common units and all of our Series C units, subsidiaries of El Paso Corporation receive their proportionate share of distributions we make to our partners each calendar quarter. In July 2003, we filed a registration statement on Form S-3 to register for resale 2,000,000 of the common units owned by affiliates of El Paso Corporation.

     - is a customer of ours. As with other large energy companies, we have entered into a number of contracts with El Paso Corporation and its affiliates.

     Historically, we have entered into transactions with El Paso Corporation and its subsidiaries to acquire or sell assets. We have instituted specific procedures for evaluating and valuing our material transactions with El Paso Corporation and its subsidiaries. Before we consider entering into a transaction with El Paso Corporation or any of its subsidiaries, we determine whether the proposed transaction (i) would comply with the requirements under our indentures and credit agreements, (ii) would comply with substantive law, and (iii) would be fair to us and our limited partners. In addition, our general partner's board of directors utilizes an Audit and Conflicts Committee comprised solely of independent directors. This committee:

     - evaluates and, where appropriate, negotiates the proposed transaction;

     - engages an independent financial advisor and independent legal counsel to assist with its evaluation of the proposed transaction; and

     - determines whether to reject or approve and recommend the proposed transaction.

     We will only consummate any proposed material acquisition or disposition with El Paso Corporation if, following our evaluation of the transaction, the Audit and Conflicts Committee approves and recommends the proposed transaction and our general partner's full board of directors approves the transaction.

     Our relationship with El Paso Corporation has contributed significantly to our past growth, and we have important ongoing contractual arrangements with El Paso Corporation and some of its subsidiaries. However, we are a stand-alone operating company with significant assets and operations. Our assets, operations and financial condition are separate and independent from those of El Paso Corporation. Our credit facilities and other financing arrangements do not contain cross default provisions or other triggers tied to El Paso Corporation's financial condition or credit ratings. Nonetheless, due to our relationship with El Paso Corporation, adverse developments concerning El Paso Corporation could adversely affect us, even if we have not suffered any similar developments.

     The outstanding senior unsecured indebtedness of El Paso Corporation has been downgraded to below investment grade and is currently rated Caa1 by Moody's Investors Service (Moody's) and B by Standard & Poor's (S&P). These downgrades are a result, at least in part, of the outlook for the consolidated business of El Paso Corporation and its need for liquidity. In the event that El Paso Corporation's liquidity needs are not satisfied, El Paso Corporation could be forced to seek protection from its creditors in bankruptcy.

     El Paso Corporation has announced its intent to sell between 5 and 10 percent of our general partner interest. If El Paso Corporation sells 50 percent or more of its interest in our general partner without obtaining consent from our lenders, we will experience a "change in control" under our credit agreements and indentures, which will effectively cause all amounts outstanding under those debt instruments to become due.

     As discussed previously, we have implemented, and are in the process of implementing, a number of Independence Initiatives that are designed to help us better manage the rewards and risks relating to our relationship with El Paso Corporation. However, even in light of these Independence Initiatives or any other arrangements, we may still be adversely affected if El Paso Corporation continues to suffer financial stress. For a more detailed discussion of our corporate structure, our general partner, and our contracts and other arrangements with El Paso Corporation and its subsidiaries, see the summary of risk factors included in this prospectus and the risk factors included in the documents incorporated by reference in this prospectus.

RECENT DEVELOPMENTS

     Cameron Highway Oil Pipeline System. In July 2003, we sold a 50 percent interest in Cameron Highway to Valero Energy Corporation for $86 million forming a joint venture with Valero. We also announced the completion of a $325 million non-recourse financing for the project. Cameron Highway will be a 390-mile pipeline that will have capacity to deliver up to 500,000 barrels of oil per day from the southern Green Canyon and western Gulf of Mexico areas to refining areas of Port Arthur and Texas City, Texas. When completed, the pipeline will be one of the largest crude oil delivery systems in the Gulf of Mexico, sized to handle oil movement for the Deepwater Trend discoveries, Holstein, Mad Dog, and Atlantis, its initial anchor fields, as well as other Deepwater oil discoveries. We will build and operate the pipeline, which is scheduled for completion during the third quarter of 2004. Valero paid us approximately $70 million at closing, including $51 million representing 50 percent of the capital investment expended through that date for the pipeline project. In July 2003, we recognized $19 million as a gain from the sale of long-lived assets. In addition, Valero will pay us a total of $16 million, $5 million to be paid once the system is completed and the remaining $11 million by the end of 2006. We expect to reflect the receipts of these additional amounts in the periods received as gains from the sale of long-lived assets in our income statement.

     Equity Offerings. Our ability to execute our growth strategy and complete our current projects is dependent upon our access to the capital necessary to fund our projects and acquisitions. As previously announced, our strategy for 2003 is to raise approximately $300 million through the issuance of common units and other equity securities.

     In August 2003, we issued 507,228 common units in a registered offering to a large institutional investor for $20 million. We used the net proceeds of approximately $19.7 million for general partnership purposes.

     In connection with this offering, our general partner in lieu of a cash contribution, contributed approximately $0.2 million of our Series B preference units to us to maintain its one percent general partner interest and these preference units were subsequently retired.

OFFICES

     Our principal executive offices are located at 4 Greenway Plaza, Houston, TX 77046, and the phone number at this address is (832) 676-4853

                              OWNERSHIP STRUCTURE

     Below is a chart depicting our ownership structure and our business segments.

---------------
|   EL PASO   |
| CORPORATION |
---------------
       |
      100%
       |
---------------
|  DEEP TECH  |
|INTERNATIONAL|
|   INC.(1)   |
---------------
       |
      100%
       |
---------------
|GULFTERRA GP |
|   HOLDING   |
|  COMPANY(1) |
---------------
       |
      100%
       |
---------------                                ---------------
|  GULFTERRA  |                                |             |
|    ENERGY   |                                |             |
|   COMPANY,  |                                |   PUBLIC    |
|   L.L.C.(2) |                                |             |
---------------                                ---------------
       |                                                |
       |            -------------------                 |
       -------------|GULFTERRA ENERGY |------------------
23.2% of the        |  PARTNERS, L.P. |           76.8% of the
common unit         -------------------           common unit
limited partner              |             limited partner interest
interest(3) 100%             |
of the 1% general            |
partner interest(2)          |
100% of the Series B         |
preference unit              |
limited partner              |
interest(3)                  |
100% of the Series C         |
unit limited partner         |
interest(3)                  |
                             |
                             |
       -----------------------------------------------------
       |                |                |                 |
---------------   -------------    --------------   ---------------
| NATURAL GAS |   |  OIL AND  |    |  NATURAL   |   |  PLATFORM   |
|  PIPELINES  |   |    NGL    |    |    GAS     |   |  SERVICES   |
|  AND PLANTS |   | LOGISTICS |    |  STORAGE   |   |             |
---------------   -------------    --------------   ---------------

---------------

(1) Neither Deeptech International, Inc. nor GulfTerra GP Holding Company conduct any operations. DeepTech's only assets are cash, indirect ownership of some of our common units and its ownership interests in GulfTerra GP Holding. GulfTerra GP Holding's only assets are cash and its ownership interests in GulfTerra Energy Company, L.L.C., which conducts no operations outside of our operations. GulfTerra Energy Company, L.L.C.'s only assets are cash and its one percent general partner interest in us.

(2) GulfTerra Energy Company, L.L.C., an indirect wholly-owned subsidiary of El Paso Corporation, is our general partner.

(3) El Paso Corporation, through its subsidiaries, owns approximately 23.2 percent, or 11,674,245, of our common units, all 10,937,500 of our Series C units and all 123,865 of our Series B preference units.

                               THE EXCHANGE OFFER

     You are entitled to exchange in the exchange offer your outstanding Series A notes for Series B notes with substantially identical terms. You should read the discussion under the heading "Description of Notes" for further information regarding the Series B notes.

     We summarize the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" beginning on page 16 for further information regarding the exchange offer and resale of the Series B notes.

Registration rights agreement    We sold $250 million in aggregate principal
                                 amount of Series A notes to J.P. Morgan
                                 Securities Inc., Credit Suisse First Boston
                                 LLC, Wachovia Securities, Inc., Banc One
                                 Capital Markets, Inc., BNP Paribas Securities
                                 Corp., Credit Lyonnais Securities (USA) Inc.,
                                 Fortis Investment Services LLC, Scotia Capital
                                 (USA) Inc., Suntrust Capital Markets, Inc. and
                                 Royal Bank of Scotland plc, as initial
                                 purchasers in a transaction exempt from the registration requirements of the Securities
                                 Act. We entered into a registration rights agreement dated as of July 3, 2003 with the initial purchasers which grants the holders of the Series A notes exchange and registration rights. This exchange offer satisfies those exchange rights.

The exchange offer               $1,000 principal amount of Series B notes in
                                 exchange for each $1,000 principal amount of Series A notes. As of the date of this prospectus, $250 million aggregate principal amount of the Series A notes are outstanding.
                                 We will issue Series B notes to holders on the earliest practicable date following the
                                 Expiration Date.

Resales of the Series B Notes    Based on interpretations by the staff of the
                                 SEC set forth in no-action letters issued to third parties, we believe that, except as described below, the Series B notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders of the Series B notes (other than a holder that is an "affiliate" of ours within the meaning of Rule 405, a person who is a broker-dealer or a person who intends to participate in the exchange offer for the purpose of distributing the Series B notes) under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Series B notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of the Series B notes.

                                 Each broker-dealer that receives Series B notes pursuant to the exchange offer in exchange for Series A notes that the broker-dealer acquired for its own account as a result of market-making activities or other trading activities, other than Series A notes acquired directly from us or our affiliates, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B notes. The letter of transmittal states that by acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 If we receive notices in the letter of
                                 transmittal, this prospectus, as it may be amended or supplemented from time to time, may be used for the period described below by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where the Series A notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and not acquired directly from us.

                                 The letter of transmittal requires
                                 broker-dealers tendering Series A notes in the exchange offer to indicate whether the broker-dealer acquired the Series A notes for its own account as a result of market-making activities or other trading activities, other than Series A notes acquired directly from us or any of our affiliates. If no broker-dealer indicates that the Series A notes were so acquired, we have no obligation under the registration rights agreement to maintain the effectiveness of the registration statement past the consummation of the exchange offer or to allow the use of this prospectus for such resales. See "The Exchange Offer -- Registration Rights" and "-- Resale of the Series B Notes; Plan of Distribution."

Expiration date                  The exchange offer expires at 5:00 p.m., New
                                 York City time, on, 2003, unless we extend the exchange offer in our sole discretion, in which case the term "Expiration Date" means the latest date and time to which the exchange offer is extended.

Conditions to the exchange
offer The exchange offer is subject to certain conditions which we may waive. See "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for tendering the
Series A Notes                   Each holder of Series A notes wishing to accept
                                 the exchange offer must complete, sign and date the accompanying letter of transmittal in accordance with the instructions, and mail or otherwise deliver the letter of transmittal together with the Series A notes and any other required documentation to the exchange agent identified below under "Exchange Agent" at the address set forth in this prospectus. By executing the letter of transmittal, a holder will make certain representations to us. See
                                 "The Exchange Offer -- Registration Rights" and
                                 "-- Procedures for Tendering Series A Notes."

Special procedures for
beneficial owners                Any beneficial owner whose Series A notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on its behalf. See
                                 "The Exchange Offer -- Procedures for Tendering
                                 Series A Notes."

Guaranteed delivery procedures   Holders of Series A notes who wish to tender
                                 their Series A notes when those securities are not immediately available or who cannot deliver their Series A notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the Expiration Date must tender their Series A notes according to the guaranteed delivery procedures set forth in "The

                                 Exchange Offer -- Procedures for Tendering
                                 Series A Notes -- Guaranteed Delivery."

Withdrawal rights                Tenders of Series A notes pursuant to the
                                 exchange offer may be withdrawn at any time prior to the Expiration Date.

Acceptance of Series A Notes
and delivery of Series B Notes   We will accept for exchange any and all Series
                                 A notes that are properly tendered in the exchange offer, and not withdrawn, prior to the Expiration Date. The Series B notes issued pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of Series A notes. See
                                 "The Exchange Offer -- Terms of the Exchange
                                 Offer."

Exchange agent                   Wells Fargo Bank, N.A. is serving as exchange
                                 agent in connection with the exchange offer.
                                 See "The Exchange Offer -- Exchange Agent."

Federal income tax
considerations                   The exchange of Series A notes for Series B
                                 notes pursuant to the exchange offer will not be treated as a taxable exchange for federal income tax purposes. See "Federal Income Tax
                                 Considerations."

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

SIX MONTHS ENDED
 JUNE 30, 2003         YEAR ENDED DECEMBER 31,
----------------   --------------------------------
                   2002   2001   2000   1999   1998
                   ----   ----   ----   ----   ----
      2.14         2.00   2.25   1.54   1.81   1.17

     These computations include us and our Restricted Subsidiaries. For these ratios, "earnings" is the aggregate of the following items:

     - pre-tax income or loss from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;

     - plus fixed charges;

     - plus distributed income of equity investees;

     - less interest capitalized; and

     - less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

     The term "fixed charges" means the sum of the following:

     - interest expensed and capitalized, including amortized premiums, discounts and capitalized expenses related to indebtedness; and

     - an estimate of the interest within rental expenses.

                                  RISK FACTORS

     An investment in the notes is subject to a number of risks. You should carefully consider the following risk factors as well as the section entitled "Risk Factors and Cautionary Statement" included in our Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference, as well as the other documents incorporated herein by reference, in evaluating this investment. Realization of any of the following risks could have a material adverse effect on the notes.

RISKS RELATED TO THE EXCHANGE OFFER

  THE MARKET VALUE OF YOUR SERIES A NOTES MAY BE LOWER IF YOU DO NOT EXCHANGE YOUR SERIES A NOTES OR FAIL TO PROPERLY TENDER YOUR SERIES A NOTES FOR EXCHANGE.

     Consequences of Failure to Exchange. To the extent that Series A notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for Series A notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the Series A notes not tendered for exchange. The extent of the market and the availability of price quotations for Series A notes would depend upon a number of factors, including the number of holders of Series A notes remaining at such time and the interest in maintaining a market in such Series A notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, or float, may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Series A notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount of Series A notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the Series A notes that are not exchanged more volatile.

     Consequences of Failure to Properly Tender. Issuance of the Series B notes in exchange for the Series A notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer -- Conditions to the Exchange Offer" and only after timely receipt by the exchange agent of the Series A notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of Series A notes desiring to tender Series A notes in exchange for Series B notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Series A notes for exchange. Series A notes that may be tendered in the exchange offer but which are not validly tendered will, following the consummation of the exchange offer, remain outstanding and will continue to be subject to the same transfer restrictions currently applicable to the Series A notes.

  AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP.

     The Series A notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the Series A notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, even following registration or exchange of the Series A notes for Series B notes, an active trading market for the Series A notes or the Series B notes may not exist, and we will have no obligation to create such a market. At the time of the private placement of the Series A notes, the initial purchasers advised us that they intended to make a market in the Series A notes and, if issued, the Series B notes. The initial purchasers are not obligated, however, to make a market in the Series A notes or the Series B notes and any market-making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the Series A notes or the Series B notes.

     The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

     If the number of outstanding Series A notes is reduced through the exchange offer, the existing limited market for the Series A notes will become further constricted, with a probable decrease in the liquidity of the Series A notes. Further, the Series A notes that are not tendered in the exchange offer will continue to be subject to the existing restrictions upon their transfer. We will have no obligation to provide for the registration under the Securities Act of unexchanged Series A notes.

RISKS RELATED TO THE NOTES

  FEDERAL AND STATE STATUTES WOULD ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO SUBORDINATE OR VOID THE NOTES AND THE RELATED GUARANTEES AND REQUIRE HOLDERS OF NOTES TO RETURN PAYMENTS RECEIVED FROM US.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void the notes and the related guarantees if, at the time the notes and the guarantees were issued, certain facts, circumstances and conditions existed, including that:

     - we received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

     - we were insolvent or rendered insolvent by reason of such incurrence;

     - we were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

     - we intended to incur, or believed that we would incur, indebtedness we could not repay at its maturity.

     In such a circumstance, a court could require the holders of the notes to return to us or pay to our other creditors amounts we paid under the notes. This would entitle other creditors to be paid in full before any payment could be made under the notes. We may not have sufficient assets to fully pay the notes after the payment to other creditors. The guarantees of the notes by our subsidiaries could be challenged on the same grounds as the notes. In addition, a creditor may avoid a guarantee based on the level of benefits received by a guarantor compared to the amount of the subsidiary guarantee. The indenture will contain a savings clause, which generally limits the obligations of each guarantor to the maximum amount that is not a fraudulent conveyance. If a subsidiary guarantee is avoided, or limited as a fraudulent conveyance or held unenforceable for any other reason, you would not have any claim against the guarantors and would be only creditors of us and GulfTerra Energy Finance Corporation and any guarantor whose subsidiary guarantee was not avoided or held unenforceable. In such event, claims of holders of notes against a guarantor would be subject to the prior payment of all liabilities (including trade payables) of such guarantor. We cannot assure you that, after providing for all prior claims, there would be sufficient assets to satisfy claims of holders of notes relating to any avoided portions of any of the subsidiary guarantees.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

     - the sum of our indebtedness, including contingent liabilities, were greater than the fair value or fair saleable value of all of our assets;

     - if the present fair value or fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing indebtedness, including contingent liabilities, as it becomes absolute and mature; or

     - we could not pay our indebtedness as it becomes due.

     There is a risk of a preferential transfer if:

     - a subsidiary guarantor declares bankruptcy or its creditors force it to declare bankruptcy within 90 days (or in certain cases, one year) after a payment on the guarantee; or

     - a subsidiary guarantee was made in contemplation of insolvency.

     The subsidiary guarantee could be avoided by a court as a preferential transfer. In addition, a court could require holders of notes to return any payments made on the debt securities during the 90-day (or one-year) period.

  WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATION TO REPURCHASE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control (among other things, the acquisition of 50 percent or more of El Paso Corporation's voting stock, or if El Paso Corporation and its subsidiaries no longer own more than 50 percent of our general partner, or the sale of all or substantially all of our assets), unless our creditors agree otherwise, we would be required to repay the amounts outstanding under our credit facilities and to offer to repurchase outstanding senior subordinated notes, and possibly our outstanding senior notes, at 101 percent of the principal amount, plus accrued and unpaid interest to the date of repurchase, including any outstanding notes. We may not have sufficient funds available or be permitted by our other debt instruments to fulfill these obligations upon the occurrence of a change of control. El Paso Corporation has the sole responsibility of determining the ultimate ownership status of the general partner interest and publicly announced that it would consider selling up to 10 percent of its general partner interest.

  YOUR RIGHTS TO RECEIVE PAYMENTS WILL BE UNSECURED AND EFFECTIVELY JUNIOR IN RIGHT OF PAYMENT TO ALL OF OUR PRESENT AND FUTURE SENIOR SECURED INDEBTEDNESS TO THE EXTENT OF THE VALUE OF THE COLLATERAL SECURING SUCH INDEBTEDNESS.

     The notes are general senior unsecured obligations that rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. The notes are effectively junior in right of payment to all of our and our subsidiary guarantors' senior secured debt to the extent of the value of the collateral securing that debt. As of June 30, 2003, we had approximately $732 million of senior secured indebtedness to which the notes and the subsidiary guarantees would have been effectively junior in right of payment and approximately $155 million available for borrowing under our credit facility. In addition, the indenture governing the notes will, subject to specified limitations, permit us to incur additional secured indebtedness and your notes will be effectively junior to any such additional secured indebtedness we may incur.

     In the event of our bankruptcy, liquidation reorganization or other winding up, our assets that secure our senior secured indebtedness will be available to pay obligations on the notes only after all such senior secured indebtedness has been repaid in full from such assets. Likewise, our failure to comply with the terms of our credit facilities would entitle those lenders to foreclose on substantially all of our assets that serve as collateral. In this event, our senior secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the notes. Holders of the notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The subsidiary guarantees will have a similar ranking with respect to secured and unsecured senior indebtedness of the guarantor subsidiaries as the notes do with respect to our secured and unsecured senior indebtedness.

  THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO INDEBTEDNESS AND LIABILITIES OF OUR SUBSIDIARIES THAT ARE NOT GUARANTORS.

     The notes will be effectively subordinated to claims of all creditors of any of our subsidiaries that are not guarantors of the notes, including GulfTerra Arizona Gas, L.L.C., Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System. If any of GulfTerra Arizona Gas, L.L.C., Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System defaults on its debt, the holders of the notes would not receive any money from that subsidiary until its debts are repaid in full. For example, we do not expect that our unrestricted subsidiaries will guarantee the notes. Most of our existing subsidiaries other than GulfTerra Energy Finance Corporation, GulfTerra Arizona Gas, L.L.C., Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System will guarantee the notes. See "Description of Notes."

                               THE EXCHANGE OFFER

     For the purposes of this section, "we" means GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation and the Subsidiary Guarantors.

REGISTRATION RIGHTS

     At the closing of the offering of the Series A notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the Series A notes, at our cost,

     - to file an exchange offer registration statement with the SEC with respect to the exchange offer for the Series B notes within 95 days after the date of the original issuance of the Series A notes, and

     - to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the date of original issuance of the Series A notes.

     Upon the exchange offer registration statement being declared effective, we agreed to offer the Series B notes in exchange for surrender of the Series A notes. We agreed to use our best efforts to cause the exchange offer registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and to use our best efforts to cause the exchange offer to be consummated no later than 30 business days after the exchange offer registration statement is declared effective by the SEC.

     For each Series A note surrendered to us pursuant to the exchange offer, the holder of such Series A note will receive a Series B note having a principal amount equal to that of the surrendered Series A note. Interest on each Series B note will accrue from the last interest payment date on which interest was paid on the Series A note surrendered in exchange therefor or, if no interest has been paid on such Series A note, from the date of its original issue. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds Series A notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Series A notes acquired directly from us or one of our affiliates) to exchange such Series A notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of Series B notes received by such broker-dealer in the exchange offer. We agreed to use our best efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of not more than 30 business days plus one year after the exchange offer registration statement has become effective.

     The preceding agreement is needed because any broker-dealer who acquires Series A notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the Series B notes pursuant to the exchange offer made hereby and the resale of Series B notes received in the exchange offer by any broker-dealer who held Series A notes of the same series acquired for its own account as a result of market-making activities or other trading activities other than Series A notes acquired directly from us or one of our affiliates.

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Series B notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of Series A notes who is an "affiliate" of ours, who is a broker-dealer or who intends to participate in the exchange offer for the purpose of distributing the related Series B notes

     - will not be able to rely on the interpretation of the staff of the SEC,

     - will not be able to tender its Series A notes in the exchange offer, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series A notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the Series A notes (other than certain specified holders) who wishes to exchange Series A notes for Series B notes in the exchange offer will be required to make certain representations, including

     - that it is not an affiliate of GulfTerra Partners,

     - that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B notes, and

     - that it is acquiring the Series B notes in the exchange offer in its ordinary course of business.

     We further agreed to file with the SEC a shelf registration statement to register for public resale the Transfer Restricted Securities held by any such holder who provides GulfTerra Partners with certain information for inclusion in the shelf registration statement if:

     - the exchange offer is not permitted by applicable law or SEC policy, or

     - any holder of notes which are Transfer Restricted Securities notifies GulfTerra Partners prior to the 20th business day following the consummation of the exchange offer that:

     - it is a broker-dealer and holds notes acquired directly from GulfTerra Partners or any of the affiliates of GulfTerra Partners,

     - it is prohibited by law or SEC policy from participating in the exchange offer, or

     - it may not resell the Series B notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it.

     For the purposes of the registration rights agreement, Transfer Restricted Securities means each Series A note or Series B note until the earliest of the date of which

     - such Series A note or Series B note is exchanged in the exchange offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act,

     - such Series A note or Series B note has been disposed of in accordance with the shelf registration statement,

     - such Series A note or Series B note is disposed of by a broker-dealer as set forth in "Plan of Distribution" (including delivery of the prospectus contained therein), or

     - such Series A note or Series B note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The registration rights agreement provides that:

          (1) if we fail to file an exchange offer registration statement with the SEC on or prior to the 95th day after the closing of the offering of the Series A notes,

          (2) if the exchange offer registration statement is not declared effective by the SEC on or prior to the 150th day after the closing of the offering of the Series A notes,

          (3) if the exchange offer is not consummated on or before the 30th business day after the exchange offer registration statement is declared effective,

          (4) if obligated to file the shelf registration statement and we fail to file the shelf registration statement with the SEC on or prior to the 30th day after such filing obligation arises,

          (5) if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 60th day after the obligation to file a shelf registration statement arises, or

          (6) subject to certain conditions, if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, for such time of non-effectiveness or non-usability (each, a "Registration Default"), we agree to pay to each holder of Transfer Restricted Securities affected thereby additional interest ("Additional Interest") in an amount equal to $0.05 per week per $1,000 in original principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues for the first 90 day period immediately following the occurrence of such Registration Default. The amount of the Additional Interest shall increase by an additional $0.05 per week per $1,000 in original principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities. We shall not be required to pay Additional Interest for more than one Registration Default at any given time. Upon curing all Registration Defaults, Additional Interest will cease to accrue.

     A Registration Default will be cured and Additional Interest will cease to accrue upon:

     - filing of the exchange offer registration statement (and/or, if applicable, the shelf registration statement), in the cases of the Registration Defaults described in clauses (1) and (4) above,

     - the effectiveness of the exchange offer registration statement (and/or, if applicable, the shelf registration statement), in the cases of the Registration Defaults described in clauses (2) and (5) above,

     - consummation of the exchange offer, in the case of the Registration Default described in clause (3) above, and

     - the filing of a post-effective amendment to the registration statement or an additional registration statement that causes the exchange offer registration statement (and/or, if applicable, the shelf registration statement) to again be declared effective or made usable, in the case of the Registration Default described in clause (6) above.

     All accrued Additional Interest shall be paid by us to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

     Holders of the notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement.

     If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after the commencement thereof; provided that the we have accepted all notes theretofore validly rendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any notes.

     This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     Except as set forth above, after consummation of the exchange offer, holders of Series A notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See "-- Consequences of failure to exchange," and "-- Resale of the Series B Notes; Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Series A notes which are not exchanged for Series B notes pursuant to the exchange offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the registration statement of which this prospectus is a part, will remain restricted securities and subject to restrictions on transfer. Accordingly, such Series A notes may only be resold

          (1) to us, upon redemption thereof or otherwise,

          (2) so long as the Series A notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

          (3) in an offshore transaction in accordance with Regulation S under the Securities Act,

          (4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

          (5) in reliance on another exemption from the registration requirements of the Securities Act, or

          (6) pursuant to an effective registration statement under the Securities Act.

     In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

     To the extent Series A notes are tendered and accepted in the exchange offer, the principal amount of outstanding Series A notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the Series A notes could be adversely affected. See "Risk Factors -- Risks related to the exchange offer."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, a copy of which is attached to this prospectus as Annex A, we will accept any and all Series A notes validly tendered and not withdrawn prior to the Expiration Date. We will issue $1,000 principal amount of Series B notes in exchange for each $1,000 principal amount of Series A notes accepted in the exchange offer. Holders may tender some or all of their Series A notes pursuant to the exchange offer. However, Series A notes may be tendered only in integral multiples of $1,000 principal amount.

     The form and terms of the Series B notes are the same as the form and terms of the Series A notes, except that

     - the Series B notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

     - except as otherwise described above, holders of the Series B notes will not be entitled to the rights of holders of Series A notes under the registration rights agreement.

     The Series B notes will evidence the same debt as the Series A notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes.

     Solely for reasons of administration and for no other purpose, we have
fixed the close of business on           , 2003 as the record date for the
exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of Series A notes or such holder's legal representative or attorney-in-fact as reflected on the records of the trustee under the indenture may participate in the exchange offer. There will be no fixed record date for determining registered holders of the Series A notes entitled to participate in the exchange offer.

     Holders of the Series A notes do not have any appraisal or dissenters' rights under Delaware law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered Series A notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the Series A notes for the purposes of receiving the Series B notes. The Series B notes delivered pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of Series A notes.

     If any tendered Series A notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Series A notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Series A notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Series A notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" with respect to the exchange offer means 5:00
p.m., New York City time, on           , 2003 unless we, in our sole discretion,
extend the exchange offer, in which case "Expiration Date" shall mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     We reserve the right, in our sole discretion:

          (1) to delay accepting any Series A notes,

          (2) to extend the exchange offer,

          (3) if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer, or

          (4) to amend the terms of the exchange offer in any manner.

     We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

     Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Series A notes. The exchange offer will then be extended for a period of five to 10 business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

PROCEDURES FOR TENDERING SERIES A NOTES

     Tenders of Series A Notes. The tender by a holder of Series A notes pursuant to any of the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of Series A notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their Series A notes. The procedures by which Series A notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the Series A notes are held.

     DTC has authorized DTC participants that are beneficial owners of Series A notes through DTC to tender their Series A notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under "-- Book-Entry Delivery Procedures," or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under "-- Book-Entry Delivery Procedures."

     Tender of Series A Notes Held in Physical Form. To tender effectively Series A notes held in physical form pursuant to the exchange offer,

     - a properly completed letter of transmittal applicable to such notes (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the letter of transmittal, must be received by the exchange agent at one of its addresses set forth below, and tendered Series A notes must be received by the exchange agent at such address (or delivery effected through the deposit of Series A notes into the exchange agent's account with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date, or

     - the tendering holder must comply with the guaranteed delivery procedures set forth below.

     Letters of transmittal or Series A notes should be sent only to the exchange agent and should not be sent to us.

     Tender of Series A Notes Held Through a Custodian. To tender effectively Series A notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the Series A notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner's Series A notes to effect the tender.

     Tender of Series A Notes Held Through DTC. To tender effectively Series A notes that are held through DTC, DTC participants should either

     - properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

     - transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Series A notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

     Delivery of tendering Series A notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     The method of delivery of Series A notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Series A notes and delivering letters of transmittal. Except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

     Except as provided below, unless the Series A notes being tendered are deposited with the exchange agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message), we may, at our option, reject such tender. Exchange of Series B notes for Series A notes will be made only against deposit of the tendered Series A notes and delivery of all other required documents.

     Book-Entry Delivery Procedures. The exchange agent will establish accounts with respect to the Series A notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Series A notes by causing DTC to transfer such Series A notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of Series A notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Series A notes tendered thereby are tendered
(1) by a registered holder of Series A notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such Series A notes) who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instruction 1 of the letter of transmittal. If the Series A notes are registered in the name of a person other than the signer of the letter of transmittal or if Series A notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered Series A notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letter of transmittal.

     Guaranteed Delivery. If a holder desires to tender Series A notes pursuant to the exchange offer and time will not permit the letter of transmittal, certificates representing such Series A notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Series A notes may nevertheless be tendered if all the following conditions are satisfied:

          (1) the tender is made by or through an Eligible Institution;

          (2) a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date, as provided below; and

          (3) the certificates for the tendered Series A notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Series A notes into the exchange agent's account at DTC as described above), together with the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal or a properly transmitted Agent's Message, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the notice of guaranteed delivery.

     Notwithstanding any other provision hereof, delivery of Series B notes by the exchange agent for Series A notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after timely receipt by the exchange agent of such Series A notes (or Book-Entry Confirmation of the transfer of such Series A notes into the exchange agent's account at DTC as described above), and the letter of transmittal (or facsimile thereof) with respect to such Series A notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

     Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series A notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series A notes not properly tendered or any Series A notes our acceptance of which, in the opinion of our counsel, would be unlawful.

     We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series A notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A notes must be cured within such time as we shall determine.

     Although we intend to notify holders of defects or irregularities with respect to tenders of Series A notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of Series A notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Any Series A notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Series A notes are submitted in a principal amount greater than the principal amount of Series A notes being tendered by such tendering holder, such unaccepted or non-exchanged Series A notes will either be

          (1) returned by the exchange agent to the tendering holders, or

          (2) in the case of Series A notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such Book-Entry Transfer Facility.

     By tendering, each registered holder will represent to us that, among other things,

     - the Series B notes to be acquired by the holder and any beneficial owner(s) of the Series A notes in connection with the exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s),

     - the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Series B notes,

     - the holder and each beneficial owner acknowledge and agree that (x) any person participating in the exchange offer for the purpose of distributing the Series B notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the Series B notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in no-action letters that are discussed herein under "-- Resale of the Series B Notes; Plan of Distribution," and (y) any broker-dealer that receives Series B notes for its own account in exchange for Series A notes pursuant to the exchange offer must delivery a prospectus in connection with any resale of such Series B notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act,

     - neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing, and

     - the holder and each beneficial owner understands, that a secondary resale transaction described in clause (3) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the SEC.

     Each broker-dealer that receives Series B notes for its own account in exchange for Series A notes, where such Series A notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. See "-- Resale of the Series B Notes; Plan of Distribution."

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Series A notes pursuant to the exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time prior to the Expiration Date.

     To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must

     - specify the name of the person having deposited the Series A notes to be withdrawn,

     - identify the Series A notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the Series A notes (unless such Series A notes were tendered by book-entry transfer), and aggregate principal amount of such Series A notes, and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the Series A notes into the name of the person withdrawing such Series A notes.

     If Series A notes have been delivered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Series A
Notes -- Book-Entry Delivery Procedures," any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn Series A notes and must otherwise comply with such book-entry transfer facility's procedures.

     If the Series A notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of Series A notes can only be accomplished in accordance with these procedures.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of Series A notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any Series A notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Series B notes will be issued with respect thereto unless the Series A notes so withdrawn are retendered. Properly withdrawn Series A notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Series A Notes" at any time prior to the Expiration Date.

     Any Series A notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer shall not be subject to any conditions, other than that

          (1) the SEC has issued an order or orders declaring the indenture governing the notes qualified under the Trust Indenture Act of 1939,

          (2) the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

          (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might impair our ability to proceed with the exchange offer,

          (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the exchange offer, or

          (5) there shall not have occurred any material change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the exchange offer.

     If we determine in our sole discretion that any of the conditions to the exchange offer are not satisfied, we may

          (1) refuse to accept any Series A notes and return all tendered Series A notes to the tendering holders,

          (2) extend the exchange offer and retain all Series A notes tendered prior to the Expiration Date applicable to the exchange offer, subject, however, to the rights of holders to withdraw such Series A notes (see "-- Withdrawal of Original Tenders"), or

          (3) waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered Series A notes which have not been withdrawn.

     If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

EXCHANGE AGENT

     Wells Fargo Bank, N.A. the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery and other documents should be directed to the exchange agent addressed as follows:

                                    By Mail:
                             Wells Fargo Bank, N.A.
                            Attn: Ms. Melissa Scott
                                501 Main Street
                                   Suite 301
                            Forth Worth, Texas 76102

                                 By Facsimile:
                                 (817) 885-8650
                          Attention: Ms. Melissa Scott

                             Confirm by Telephone:
                                 (817) 334-7065
                          Attention: Ms. Melissa Scott

                                    By Hand:
                             Wells Fargo Bank, N.A.
                            Attn: Ms. Melissa Scott
                                501 Main Street
                                   Suite 301
                            Forth Worth, Texas 76102

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of GulfTerra Energy Partners, L.P., our general partner and their affiliates.

     No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     Our out of pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the Series A notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Series A notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Series B notes will be recorded at the carrying value of the Series A notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the Series B notes.

RESALE OF THE SERIES B NOTES; PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series B notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Series B notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where such Series A notes were acquired as a result of market-making activities or other trading activities. In addition, until
[          ], 2003 (90 days after the date of this prospectus), all dealers effecting transactions in the Series B notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     We will not receive any proceeds from any sale of Series B notes by broker-dealers. Series B notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions

          (1) in the over-the-counter market,

          (2) in negotiated transactions,

          (3) through the writing of options on the Series B notes or a combination of such methods of resale,

          (4) at market prices prevailing at the time of resale,

          (5) at prices related to such prevailing market prices, or

          (6) at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B notes.

     Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We agreed to permit the use of this prospectus by such broker-dealers to satisfy this prospectus delivery requirement. To the extent necessary to ensure that the prospectus is available for sales of Series B notes by broker-dealers, we agreed to use our best efforts to keep the exchange offer registration statement continuously effective, supplemented, amended and current for a period of 30 business days plus one year from the closing of the offering of the Series A notes or such shorter period as will terminate when all Transfer Restricted Securities covered by such registration statement have been sold. We will provide sufficient copies of the latest version of this prospectus to such broker-dealers no later than one day after such request at any time during this period.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Series B notes offered by this prospectus. In consideration for issuing the Series B notes as contemplated in this prospectus, we will receive in exchange Series A notes in like principal amount, the form and terms of which are the same as the form and terms of the Series B notes, except as otherwise described herein under "The exchange offer -- Terms of the Exchange Offer." The Series A notes surrendered in exchange for the Series B notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Series B notes will not result in any increase in our indebtedness.

                              DESCRIPTION OF NOTES

     You can find the definitions of terms in this description under the subheading "Definitions." In this description, the word "Issuers" refers only to GulfTerra Partners and GulfTerra Finance and not to any of their subsidiaries and any reference to "GulfTerra Partners" or "GulfTerra Finance" does not include any of their respective subsidiaries. As used in this section, "GulfTerra Finance" or "GT Finance" means our subsidiary, GulfTerra Energy Finance Corporation, which is a co-issuer of the notes.

     The Issuers issued the Series A notes under the Indenture (the "Indenture") dated as of July 3, 2003, among the Issuers, the Subsidiary Guarantors and Wells Fargo Bank, N.A. as trustee (the "Trustee") in a private transaction that was not subject to the registration requirements of the Securities Act. The Series B notes will be issued under the same Indenture. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of these notes. Copies of the Indenture are available upon request from GulfTerra Partners. Capitalized terms used herein are defined below under "-- Definitions."

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  GENERAL

     The Series A notes and the Series B notes will constitute a single class of debt securities under the Indenture. If the exchange offer is completed, holders of Series A notes who do not exchange their Series A notes for Series B notes will vote together with holders of the Series B notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by holders, including acceleration following an event of default, must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Series A notes that remain outstanding after the exchange offer will be aggregated with the Series B notes, and the holders of the Series A notes and the Series B notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the notes means, at any time after the exchange offer is completed, the percentages in aggregate principal amount of the Series A notes and the Series B notes collectively then outstanding.

  THE NOTES

     The notes are:

     - general unsecured, senior obligations of the Issuers;

     - senior in right of payment to any of our existing and future subordinated Indebtedness, including the Existing Senior Subordinated Notes;

     - pari passu in right of payment to any existing and future Indebtedness of the Issuers that is not by its terms expressly subordinated to the notes, including borrowings under the Partnership Credit Facility;

     - effectively junior in right of payment to all present and future senior secured Indebtedness of the Issuers, including borrowings under the Partnership Credit Facility, to the extent of the value of the collateral securing such Indebtedness; and

     - unconditionally guaranteed on a senior, unsecured basis by the Subsidiary Guarantors.

  THE GUARANTEES

     As of the date of this prospectus, the notes are guaranteed by the following subsidiaries of GulfTerra Partners:

     - Cameron Highway Pipeline GP, L.L.C.

     - Cameron Highway Pipeline I, L.P.

     - Crystal Holding, L.L.C.

     - First Reserve Gas, L.L.C.

     - Flextrend Development Company, L.L.C.

     - GulfTerra Alabama Intrastate, L.L.C.

     - GulfTerra Field Services, L.L.C.

     - GulfTerra GC, L.P.

     - GulfTerra Holding I, L.L.C.

     - GulfTerra Holding II, L.L.C.

     - GulfTerra Holding III, L.L.C.

     - GulfTerra Holding IV, L.P.

     - GulfTerra Holding V, L.P.

     - GulfTerra Intrastate, L.P.

     - GulfTerra NGL Storage, L.L.C.

     - GulfTerra Oil Transport, L.L.C.

     - GulfTerra Operating Company, L.L.C.

     - GulfTerra South Texas, L.P.

     - GulfTerra Texas Pipeline, L.P.

     - Hattiesburg Gas Storage Company

     - Hattiesburg Industrial Gas Sales, L.L.C.

     - High Island Offshore System, L.L.C.

     - Manta Ray Gathering Company, L.L.C.

     - Petal Gas Storage, L.L.C.

     - Poseidon Pipeline Company, L.L.C.

     Each Guarantee of a Subsidiary Guarantor of these notes is:

     - a general unsecured, senior obligation of that Subsidiary Guarantor;

     - senior in right of payment to any existing and future subordinated Indebtedness of that Subsidiary Guarantor, including the guarantees by that Subsidiary Guarantor of the Existing Senior Subordinated Notes;

     - pari passu in right of payment to any existing and future Indebtedness of that Subsidiary Guarantor that is not by its terms expressly subordinated to the notes, including the guarantees by that Subsidiary Guarantor of the borrowings under the Partnership Credit Facility; and

     - effectively junior in right of payment to all present and future senior secured Indebtedness of the Subsidiary Guarantors, including the guarantees of borrowings under the Partnership Credit Facility, to the extent of the value of the collateral securing such Indebtedness.

     As a result of the effective subordination described above, in the event of a bankruptcy, liquidation or reorganization of GulfTerra Partners or GulfTerra Finance, holders of these notes may recover less ratably than secured creditors of the Issuers who are holders of senior Indebtedness to the extent of the value of the collateral securing such Indebtedness.

     At June 30, 2003, outstanding amounts under credit facilities and debt securities of the Issuers and the Subsidiary Guarantors were as follows:

                      AS OF 6/30/03
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                (IN THOUSANDS UNAUDITED)
Senior secured...............................  $  732,646
Senior unsecured.............................     250,000
Senior subordinated..........................     907,606
                                               ----------
  Total......................................  $1,890,252
                                               ==========

     As of the date of the Indenture, all of our Subsidiaries (other than GulfTerra Finance and our Unrestricted Subsidiaries) will be "Restricted Subsidiaries." Certain Subsidiaries in the future may not be Subsidiary Guarantors. Also, under the circumstances described below under the subheading "Covenants -- Designation of restricted and unrestricted subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the notes. As of the date of this prospectus, GulfTerra Arizona Gas, LLC, Arizona Gas Storage, LLC and Matagorda Island Area Gathering System are the only Unrestricted Subsidiaries. In addition, GulfTerra Partners has invested, and may invest in the future, in Joint Ventures. The rights of GulfTerra Partners to receive assets from any Subsidiary that is not a Subsidiary Guarantor or from any Joint Venture that are attributable to GulfTerra Partners' Equity Interests therein (and thus the ability of the holders of the notes to benefit indirectly from such assets) are subject to the claims of all existing and future third party Indebtedness and liabilities (including trade debt) of such Subsidiary or Joint Venture.

PRINCIPAL, MATURITY AND INTEREST

     The Issuers will issue notes offered hereby in an initial aggregate principal amount of $250 million. Subject to compliance with the covenant described below under "-- Incurrence of Indebtedness and Issuance of Disqualified Equity," we may issue additional notes from time to time under the Indenture. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 1, 2010.

     Interest on the notes offered hereby will accrue at the rate of 6 1/4 percent per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2003. The Issuers will make each interest payment to the holders of record of these notes on the immediately preceding May 15 and November 15.

     Interest on the notes offered hereby will accrue from July 3, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given wire transfer instructions to the Issuers, the Issuers will make all payments of principal of, premium, if any, and interest and Additional Interest, if any, on the notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York, unless the Issuers elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any note selected for redemption or repurchase (except in the case of a note to be redeemed or repurchased in part, the portion not to be redeemed or repurchased). Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

     The registered holder of a note will be treated as the owner of it for all purposes.

THE GUARANTEES

     To the extent that any of our Restricted Subsidiaries guarantee any of our Indebtedness or any Indebtedness of any other Restricted Subsidiary, such guarantor will be required to guarantee our obligations under the notes and the Indenture.

     The Subsidiary Guarantors will jointly and severally guarantee on a senior, unsecured basis the Issuers' Obligations under the notes. The Obligations of Subsidiary Guarantors under the Guarantees will rank senior in right of payment to the existing and future subordinated Indebtedness of the Subsidiary Guarantors, including the guarantees by the Subsidiary Guarantors of the Existing Senior Subordinated Notes, and pari passu in right of payment to other Indebtedness of the Subsidiary Guarantors that is not by its terms expressly subordinated to the Obligations arising under the Guarantee, including the guarantees by the Subsidiary Guarantors of borrowings under the Partnership Credit Facility. However, the notes will be effectively junior in right of payment to the existing and future senior secured Indebtedness of our Subsidiary Guarantors, including such guarantees of borrowings under the Partnership Credit Facility, to the extent of the value of the collateral securing such Indebtedness. The Obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk factors."

     Although the Indenture limits the amount of Indebtedness that the Issuers and the Subsidiary Guarantors may incur, such Indebtedness may be substantial and all of it may be senior secured Indebtedness of Subsidiary Guarantors.

     A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person), another person unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) the person (if not otherwise a Subsidiary Guarantor) formed by or surviving any such consolidation or merger assumes all the Obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the Trustee, except as provided in the next paragraph.

     GulfTerra Partners or any Subsidiary Guarantor, however, may be merged or consolidated with or into any one or more Subsidiary Guarantors or GulfTerra Partners.

     The Guarantee of a Subsidiary Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if GulfTerra Partners applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

          (2) in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor, if GulfTerra Partners applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture applicable to Asset Sales; or

          (3) if GulfTerra Partners designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

          (4) at such time as such Subsidiary Guarantor ceases to guarantee any other Indebtedness of GulfTerra Partners.

     See "Repurchase at the option of holders -- Asset sales."

     Any Restricted Subsidiary that guarantees Indebtedness of either of the Issuers or any other Restricted Subsidiary at a time when it is not a Subsidiary Guarantor shall execute a Guarantee.

     The notes will be non-recourse to GulfTerra Partners' general partner.

OPTIONAL REDEMPTION

     The Issuers may redeem the notes, in whole or in part from time to time, on at least 30 but not more than 60 days' prior notice mailed to the registered address of each holder of notes to be so redeemed, at a redemption price equal to the greater of (i) 100 percent of their principal amount plus accrued and unpaid interest to the date of redemption or (ii) the sum of (a) the present values of the Remaining Scheduled Payments (as hereinafter defined) on such notes, discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points plus (b) accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest, if applicable, cease to accrue on notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the Change of Control Offer, subject to the satisfaction of the Tender Condition in the event of a Change of Control that does not result in a Ratings Downgrade.

     The Issuers will offer (the "Change of Control Offer") in respect of the Change of Control, subject to the satisfaction of the Tender Condition in the event of a Change of Control that does not result in a Ratings

Downgrade, a Change of Control Payment in cash equal to 101 percent of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, and Additional Interest, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of holders in whose name a note is registered on a record date occurring prior to the Change of Control Payment Date to receive interest on an interest payment date occurring after such Change of Control Payment Date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes, subject to the satisfaction of the Tender Condition in the case of a Change of Control that does not result in a Ratings Downgrade, on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful and, in the case of a Change of Control Offer in respect of a Change of Control that did not result in a Ratings Downgrade, only if the Tender Condition is satisfied:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by GulfTerra Partners.

     The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     In the case of a Change of Control Offer in respect of a Change of Control that did not result in a Ratings Downgrade, if the Tender Condition is not satisfied, the Issuers shall not be required to purchase the notes pursuant to the Change of Control Offer and any notes tendered pursuant to the Change of Control Offer shall promptly be returned to the holders thereof.

     The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holder of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Under the Indenture, the change of control offers made pursuant to the terms of each series of Subordinated Putable Debt Securities in respect of a Change of Control must each (a) provide for the same time of expiration of the period during which valid tenders of Subordinated Putable Debt Securities may be made as the time of expiration of the period during which valid tenders of notes may be made pursuant to the Change of Control Offer and (b) provide that the date of purchase of Subordinated Putable Debt Securities validly tendered pursuant to such change of control offer is the Change of Control Payment Date.

     GulfTerra Partners' outstanding Partnership Credit Facility currently prohibits GulfTerra Partners from purchasing any notes, and also provides that certain change of control events with respect to GulfTerra Partners would constitute a default under the agreements governing such Indebtedness. Any future credit agreements or other agreements relating to Indebtedness to which GulfTerra Partners becomes a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their right to require the

Issuers to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control does not, due to the financial effect of such a repurchase on GulfTerra Partners. If a Change of Control occurs at a time when GulfTerra Partners is prohibited from purchasing notes, GulfTerra Partners could seek the consent of the lenders of the borrowings containing such prohibition to the purchase of notes or could attempt to refinance those borrowings. If GulfTerra Partners does not obtain such a consent or repay those borrowings, GulfTerra Partners will remain prohibited from purchasing notes. In such case, GulfTerra Partners' failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, in all likelihood constitute a default under those borrowings. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by GulfTerra Partners' then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

     Notwithstanding the preceding paragraphs of this covenant, the Issuers will not be required to make a Change of Control Offer upon a Change of Control and a holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer if at the time of the Change of Control
(1) the notes have and have had for at least the last 90 consecutive days an Investment Grade Rating from both Rating Agencies, (2) the aggregate principal amount of Putable Debt Securities outstanding at such time is less than the greater of (i) $250 million and (ii) 30 percent of the aggregate principal amount of Non-Putable Debt Securities outstanding at such time, and (3) no Default has occurred and is then continuing under the Indenture (the "Investment Grade Suspension Provision").

     In addition, notwithstanding the preceding paragraphs of this covenant, the Issuers will not be required to make a Change of Control Offer upon a Change of Control and a holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all notes validly tendered and not withdrawn under such purchase offer.

     The definition of Change of Control includes a phrase relating to the sale, transfer, lease, conveyance or other disposition of "all or substantially all" of the assets of GulfTerra Partners and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require GulfTerra Partners to repurchase such notes as a result of a sale, transfer, lease, conveyance or other disposition of less than all of the assets of GulfTerra Partners and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     The Issuers will not, and will not permit any of GulfTerra Partners' Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) GulfTerra Partners (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is determined by (a) an executive officer of GulfTerra Partners if the value is less than $25.0 million, as evidenced by an Officers' Certificate delivered to the Trustee or (b) the Board of Directors of the General Partner if the value is $25.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

          (3) at least 75 percent of the consideration therefore received by GulfTerra Partners or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

             (a) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of GulfTerra Partners or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases GulfTerra Partners or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other Obligations received by GulfTerra Partners or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset Sale (subject to ordinary settlement periods) converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, GulfTerra Partners or a Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 360-day period, provided that such capital expenditure or purchase is closed within 90 days after the end of such 360-day period) such Net Proceeds at its option:

          (1) to repay senior Indebtedness of GulfTerra Partners and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness) with a permanent reduction in availability for any revolving credit Indebtedness;

          (2) to make a capital expenditure in a Permitted Business;

          (3) to acquire other long-term tangible assets that are used or useful in a Permitted Business; or

          (4) to invest in any other Permitted Business Investment or any other Permitted Investments other than Investments in Cash Equivalents, Interest Swaps or Currency Agreements.

     Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will make a pro rata offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu in right of payment with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100 percent of principal amount plus accrued and unpaid interest (including any Additional Interest in the case of the notes), if any, and premium, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, GulfTerra Partners may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the Issuers or any Subsidiary Guarantor that is subordinated to the notes or, in the case of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of notes pursuant to the Asset Sale Offer for notes, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The term Asset Sale excludes:

          (1) any transaction whereby assets or properties (including ownership interests in any Subsidiary or Joint Venture) owned by GulfTerra Partners or a Restricted Subsidiary are exchanged or contributed for the Equity Interests of a Joint Venture or Unrestricted Subsidiary in a transaction that satisfies the requirements of a Permitted Business Investment or for other assets or properties (including interests in any Subsidiary or Joint Venture) so long as (i) the fair market value of the assets or properties (if other than a Permitted Business Investment) received is substantially equivalent to the fair market value of the assets or properties given up, and (ii) any cash received in such exchange or contribution by GulfTerra Partners or any Restricted Subsidiary is applied in accordance with the foregoing "-- Asset sales" provision;

          (2) any sale, transfer or other disposition of cash or Cash
     Equivalents;

          (3) any sale, transfer or other disposition of Restricted Investments; and

          (4) any sale, transfer or other disposition of interests in oil and gas leaseholds (including, without limitation, by abandonment, farm-ins, farm-outs, leases, swaps and subleases), hydrocarbons and other mineral products in the ordinary course of business of the oil and gas operations conducted by GulfTerra Partners or any Restricted Subsidiary, which sale, transfer or other disposition is made by GulfTerra Partners or any Restricted Subsidiary.

COVENANTS

  RESTRICTED PAYMENTS

     The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of GulfTerra Partners' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving GulfTerra Partners or any of its Restricted Subsidiaries) or to the direct or indirect holders of GulfTerra Partners' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of GulfTerra Partners (other than Disqualified Equity) and other than distributions or dividends payable to GulfTerra Partners or a Restricted Subsidiary);

          (2) except to the extent permitted in clause (4) below, purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of GulfTerra Partners or any of its Restricted Subsidiaries (other than any such Equity Interests owned by GulfTerra Partners or any of its Restricted Subsidiaries);

          (3) except to the extent permitted in clause (4) below, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligation or Guarantor Subordinated Obligation, except (a) a payment of interest or principal at the Stated Maturity thereof, (b) a purchase, redemption, acquisition or retirement required to be made pursuant to the terms of such Indebtedness (including pursuant to an asset sale or change of control provision) and
     (c) any such Indebtedness of GulfTerra Partners or a Restricted Subsidiary owned by GulfTerra Partners or a Restricted Subsidiary; or

          (4) make any Investment other than a Permitted Investment or a Permitted Business Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

          (1) if the Fixed Charge Coverage Ratio for GulfTerra Partners' four most recent fiscal quarters for which internal financial statements are available is not less than 2.0 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by GulfTerra Partners and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

             (a) Available Cash constituting Cash from Operations as of the end of the immediately preceding quarter, plus

             (b) the aggregate net cash proceeds of any (i) substantially concurrent capital contribution to GulfTerra Partners from any Person (other than a Restricted Subsidiary of GulfTerra Partners) made after the Issue Date, (ii) substantially concurrent issuance and sale made after the Issue Date of Equity Interests (other than Disqualified Equity) of GulfTerra Partners or from the issuance or sale made after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of GulfTerra Partners that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity), (iii) to the extent that any Restricted

        Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of GulfTerra Partners), plus

             (c) the net reduction in Investments in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to GulfTerra Partners or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash constituting Cash from Operations for any period commencing on or after the Issue Date (items (b) and (c) being referred to as "Incremental Funds"), minus

             (d) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below; or

          (2) if the Fixed Charge Coverage Ratio for GulfTerra Partners' four most recent fiscal quarters for which internal financial statements are available is less than 2.0 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by GulfTerra Partners and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

             (a) $120.0 million less the aggregate amount of all Restricted Payments made by GulfTerra Partners and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter of GulfTerra Partners immediately preceding the date of such Restricted Payment and beginning on the Issue Date, plus

             (b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

     For purposes of clauses (1) and (2) above, the term "substantially concurrent" means that either (x) the offering was consummated within 120 days of the date of determination or (y) the offering was consummated within 24 months of the date of determination and the proceeds therefrom were used for the purposes expressly stated in the documents related thereto and may be traced to such use by segregating, separating or otherwise specifically identifying the movement of such proceeds.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment by GulfTerra Partners or any Restricted Subsidiary of any distribution or dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated (in right of payment) Indebtedness of GulfTerra Partners or any of its Restricted Subsidiaries or of any Equity Interests of GulfTerra Partners or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to GulfTerra Partners or such Restricted Subsidiary from any Person (other than GulfTerra Partners or another Restricted Subsidiary) or (b) sale (a sale will be deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale or within 24 months of the date of determination and the proceeds therefrom were used for the purposes expressly stated in the documents related thereto and may be traced to such use by segregating, separating or otherwise specifically identifying the movement of such proceeds) (other than to a Restricted Subsidiary of GulfTerra Partners) of (i) Equity Interests (other than Disqualified Equity) of GulfTerra Partners or such Restricted Subsidiary or (ii) Indebtedness that is subordinated to the notes or the Guarantees, provided that such new subordinated Indebtedness with respect to the redemption, repurchase, retirement, defeasance or other acquisition of pari passu or subordinated Indebtedness (W) is subordinated to the same extent as such refinanced Indebtedness (if the refinanced indebtedness is subordinated),
     (X) has a Weighted Average Life to Maturity of at least the remaining Weighted Average Life to Maturity of the refinanced pari passu or subordinated Indebtedness, (Y) is for the same principal amount as either such refinanced pari passu or subordinated Indebtedness plus original issue discount to the extent not reflected therein or the redemption or purchase price of such Equity Interests (plus reasonable expenses of refinancing and any premiums paid on such refinanced pari passu or subordinated Indebtedness) and (Z) is incurred by GulfTerra Partners or the Restricted Subsidiary that is the obligor on the Indebtedness so refinanced or the issuer of the Equity Interests so redeemed, repurchased or retired; provided, however, that the amount of any net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded or deducted from the calculation of Available Cash and Incremental Funds;

          (3) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated (in right of payment) Indebtedness of GulfTerra Partners or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any distribution or dividend by a Restricted Subsidiary to GulfTerra Partners or to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of GulfTerra Partners or any Restricted Subsidiary of GulfTerra Partners held by any member of the General Partner's or GulfTerra Partners' or any Restricted Subsidiary's management pursuant to any management equity subscription agreement or stock option agreement or to satisfy Obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any 12-month period; and

          (6) any payment by GulfTerra Partners pursuant to section 3.1(b) of the Management Agreement to compensate for certain tax liabilities resulting from certain allocated income.

     In computing the amount of Restricted Payments previously made for purposes of the immediately preceding paragraph, Restricted Payments made under clauses
(1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than GulfTerra Partners or a Restricted Subsidiary, (4) of this paragraph shall be included, and Restricted Payments made under clauses (2), (3), (5) and
(6) and, except to the extent noted above, (4) of this paragraph shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by GulfTerra Partners or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the General Partner whose resolution with respect thereto shall be delivered to the Trustee.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED EQUITY

     GulfTerra Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and GulfTerra Partners will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that GulfTerra Partners and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and GulfTerra Partners and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for GulfTerra Partners' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by GulfTerra Partners and any Restricted Subsidiary of the Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of GulfTerra Partners and the Restricted Subsidiaries outstanding under all Credit Facilities after giving effect to such incurrence does not exceed $1.2 billion less the aggregate amount of all repayments of principal of Indebtedness under a Credit Facility that have been made by GulfTerra Partners or any of its Restricted Subsidiaries in respect of Asset Sales to the extent such repayments constitute a permanent reduction of commitments under such Credit Facility;

          (2) the incurrence by GulfTerra Partners and its Restricted Subsidiaries of Existing Indebtedness;

          (3) the incurrence by GulfTerra Partners and the Subsidiary Guarantors of Indebtedness represented by the notes and the Guarantees and the related Obligations;

          (4) the incurrence by GulfTerra Partners or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of GulfTerra Partners or such Restricted Subsidiary, in an aggregate principal amount not to exceed $40.0 million at any time outstanding;

          (5) the incurrence by GulfTerra Partners or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was not incurred in violation of the Indenture;

          (6) the incurrence by GulfTerra Partners or any of its Restricted Subsidiaries of intercompany Indebtedness between or among GulfTerra Partners and any of its Restricted Subsidiaries; provided, however, that:

             (a) if GulfTerra Partners or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of GulfTerra Partners, or the Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor, and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than GulfTerra Partners or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either GulfTerra Partners or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by GulfTerra Partners or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by GulfTerra Partners or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign currency exchange rate risk of GulfTerra Partners or any Restricted Subsidiary or interest rate risk with respect to any floating rate Indebtedness of GulfTerra Partners or any Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding or commodities pricing risks of GulfTerra Partners or any Restricted Subsidiary in respect of hydrocarbon production from properties in which GulfTerra Partners or any of its Restricted Subsidiaries owns an interest;

          (8) the guarantee by GulfTerra Partners or any of the Restricted Subsidiaries of Indebtedness of GulfTerra Partners or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant, provided, that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the guarantee shall be subordinated in right of payment to the notes or the Guarantee, as the case may be;

          (9) bid, performance, surety and appeal bonds in the ordinary course of business, including guarantees and standby letters of credit supporting such Obligations, to the extent not drawn;

          (10) the incurrence by GulfTerra Partners or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $50.0 million;

          (11) the incurrence by GulfTerra Partners' Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of GulfTerra Partners that was not permitted by this clause
     (11);

          (12) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity, in the form of additional shares of the same class of Disqualified Equity, provided, in each such case, that the amount thereof is included in Fixed Charges of GulfTerra Partners as so accrued, accredited or amortized; and

          (13) Indebtedness incurred by GulfTerra Partners or any of its Restricted Subsidiaries arising from agreements or their respective charter documents providing for indemnification, adjustment of purchase price or similar obligations.

     For purposes of determining compliance with this "-- Incurrence of indebtedness and issuance of disqualified equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, GulfTerra Partners will be permitted to classify such item of Indebtedness in any manner that complies with this covenant. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness.

  LIENS

     GulfTerra Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Attributable Debt on any asset now owned or hereafter acquired, except Permitted Liens, without making effective a provision whereby all Obligations due under the notes and Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     GulfTerra Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Equity Interests to GulfTerra Partners or any of GulfTerra Partners' Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to GulfTerra Partners or any of the other Restricted Subsidiaries;

          (2) make loans or advances to or make other Investments in GulfTerra Partners or any of the other Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to GulfTerra Partners or any of the other Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Existing Indebtedness to which such agreement relates, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

          (2) the Partnership Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such Credit Facility as in effect on the Issue Date;

          (3) the Indenture, the notes and the Guarantees;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Equity Interests of a Person acquired by GulfTerra Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person, or the property or assets of such Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (6) customary non-assignment provisions in licenses and leases entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary that contains any one or more of the restrictions described in clauses (1) through (3) of the preceding paragraph by such Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within 90 days;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens securing Indebtedness otherwise permitted to be issued pursuant to the provisions of the covenant described above under the caption "-- Liens" that limit the right of GulfTerra Partners or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (11) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

          (12) any agreement or instrument relating to any Acquired Debt of any Restricted Subsidiary at the date on which such Restricted Subsidiary was acquired by GulfTerra Partners or any Restricted Subsidiary (other than Indebtedness incurred in anticipation of such acquisition and provided such encumbrances or restrictions extend only to property of such acquired Restricted Subsidiary);

          (13) any agreement or instrument governing Indebtedness permitted to be incurred under the Indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in the Indenture, taken as a whole;

          (14) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements, including clawback, "make-well" or "keep-well" agreements, to maintain financial performance or results of operations of a joint venture entered into in the ordinary course of business; and

          (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

          (1) either: (a) such Issuer is the surviving entity of such transaction; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that GulfTerra Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as GulfTerra Partners remains a partnership;

          (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all the Obligations of such Issuer under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists;

          (4) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer):

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction; and

             (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of disqualified equity;" provided, however, that this clause (b) shall be deemed deleted and of no effect after the date on which we and our Restricted Subsidiaries are no longer subject to the Eliminated Covenants; and

          (5) such Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

     Notwithstanding the foregoing paragraph, GulfTerra Partners is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

          (1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of GulfTerra Partners into a form of entity other than a limited partnership formed under Delaware law;

          (2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (3) the entity so formed by or resulting from such reorganization assumes all the Obligations of GulfTerra Partners under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (4) immediately after such reorganization no Default or Event of Default exists; and

          (5) such reorganization is not adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (i) is subject to federal or state income taxation as an entity or (ii) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

     The "Merger, consolidation, or sale of assets" covenant described in the first paragraph of this section will not apply to a merger or consolidation, or any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among GulfTerra Partners and any of its Restricted Subsidiaries.

     No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, but excluding GulfTerra Partners or another Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the Obligations of such Subsidiary Guarantor pursuant to the Subsidiary Guarantor's Guarantee of the notes and the Indenture pursuant to a supplemental indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. Any Subsidiary Guarantor may be merged or consolidated with or into any one or more Subsidiary Guarantors.

     In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all or substantially all of the Equity Interests of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any Obligations under its Guarantee; provided that the transaction complies with the provisions set forth under "Asset sales."

  TRANSACTIONS WITH AFFILIATES

     GulfTerra Partners will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to GulfTerra Partners or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by GulfTerra Partners or such Restricted Subsidiary with an unrelated Person; and

          (2) GulfTerra Partners delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million but less than or equal to $50.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved (either pursuant to specific or general resolutions) by the Board of Directors of the General Partner or has been approved by an officer pursuant to a delegation (specific or general) of authority from the Board of Directors of the General Partner; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, (A) a resolution of the Board of Directors of the

        General Partner set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner and (B) either (I) an opinion as to the fairness to GulfTerra Partners of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing recognized as an expert in rendering fairness opinions on transactions such as those proposed, (II) with respect to assets classified, in accordance with GAAP, as property, plant and equipment on GulfTerra Partners' or such Restricted Subsidiary's balance sheet, a written appraisal from a nationally recognized appraiser showing the assets have a fair market value not less than the consideration to be paid (provided that if the fair market value determined by such appraiser is a range of values or otherwise inexact, the Board of Directors of the General Partner shall determine the exact fair market value, provided that it shall be within the range so determined by the appraiser), (III) in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, storage, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by GulfTerra Partners or any Restricted Subsidiary and third parties or, if none of GulfTerra Partners or any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's-length basis, as determined by the Board of Directors of the General Partner or (IV) in the case of any transaction between GulfTerra Partners or any of its Restricted Subsidiaries and any Affiliate thereof in which GulfTerra Partners beneficially owns 50 percent or less of the Voting Stock and one or more Persons not Affiliated with GulfTerra Partners beneficially own (together) a percentage of Voting Stock at least equal to the interest in Voting Stock of such Affiliate beneficially owned by GulfTerra Partners, a resolution of the Board of Directors of the General Partner set forth in the Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner. Even though a particular Affiliate Transaction or series of Affiliate Transactions may be covered by two or more of clauses (I) through (IV) above, the compliance with any one of such applicable clauses shall be satisfactory.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) transactions pursuant to the Management Agreement as in effect on the date hereof;

          (2) any employment, equity option or equity appreciation agreement or plan entered into by GulfTerra Partners or any of its Restricted Subsidiaries in the ordinary course of business and, as applicable, consistent with the past practice of GulfTerra Partners or such Restricted Subsidiary;

          (3) transactions between or among GulfTerra Partners and/or its Restricted Subsidiaries;

          (4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted payments;"

          (5) transactions effected in accordance with the terms of agreements as in effect on the Issue Date;

          (6) customary compensation, indemnification and other benefits made available to officers, directors or employees of GulfTerra Partners or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance; and

          (7) loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any one time outstanding.

  ADDITIONAL SUBSIDIARY GUARANTEES

     If GulfTerra Partners or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date that guarantees any Indebtedness of either of the Issuers, then that newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created. If a Restricted Subsidiary that is not then a Subsidiary Guarantor guarantees Indebtedness of either of the Issuers or any other Restricted Subsidiary, such Restricted Subsidiary shall execute and deliver a Guarantee. GulfTerra Partners will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of either Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the notes by such Restricted Subsidiary, which guarantee shall be senior to or pari passu with such Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness (and, if such other Indebtedness being guaranteed or secured is a Subordinated Obligation or a Guarantor Subordinated Obligation, then such guarantee of or pledge to secure such other Indebtedness shall be expressly subordinated in right of payment to such Restricted Subsidiary's guarantee of the notes). Notwithstanding the foregoing, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by GulfTerra Partners and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted payments," for Permitted Investments or for Permitted Business Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment, Permitted Investments or Permitted Business Investments would be permitted at that time and such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. The Board of Directors of the General Partner may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if a Default or Event of Default is not continuing, the redesignation would not cause a Default or Event of Default and provided that, after giving effect to such designation, GulfTerra Partners and its remaining Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under the limitation on Indebtedness included in the first paragraph under the caption "Incurrence of indebtedness and issuance of disqualified equity" above. A Subsidiary may not be designated as an Unrestricted Subsidiary unless at the time of such designation, (x) it has no Indebtedness other than Non-Recourse Debt; (y) no portion of the Indebtedness or any other obligation of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization and operation of such Subsidiary or by law) (A) is guaranteed by GulfTerra Partners or any other Restricted Subsidiary, except as such Indebtedness is permitted by the covenants under "-- Restricted payments" and "-- Incurrence of indebtedness and issuance of disqualified equity" above, (B) is recourse to or obligates GulfTerra Partners or any Restricted Subsidiary in any way (including any "claw-back," "keep-well" or "make-well" agreements or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary, except as such Indebtedness or Investment is permitted by the covenants captioned "-- Incurrence of indebtedness and issuance of disqualified equity" and "-- Restricted payments") or (C) subjects any property or assets of GulfTerra Partners or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (z) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be released.

  SALE AND LEASE-BACK TRANSACTIONS

     GulfTerra Partners will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction; provided that GulfTerra Partners or any Restricted Subsidiary that is a Subsidiary Guarantor may enter into a sale and lease-back transaction if:

          (1) GulfTerra Partners or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and lease-back transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Incurrence of additional Indebtedness and issuance of disqualified equity," and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption
     "-- Liens;" provided, however, that clause (a) of this clause (1) shall be deemed deleted and of no effect after the date on which we and our Restricted Subsidiaries are no longer subject to the Eliminated Covenants;

          (2) the gross cash proceeds of that sale and lease-back transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the General Partner, of the property that is the subject of such sale and lease-back transaction; and

          (3) the transfer of assets in that sale and lease-back transaction is permitted by, and GulfTerra Partners applies the proceeds of such transaction in compliance with, any then applicable other provision of the Indenture.

  BUSINESS ACTIVITIES

     GulfTerra Partners will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  PAYMENTS FOR CONSENT

     GulfTerra Partners will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, GulfTerra Partners will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC's rules and regulations, and upon request, GulfTerra Partners will furnish (without exhibits) to the Trustee for delivery to the holders of the notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if GulfTerra Partners were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by GulfTerra Partners' certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if GulfTerra Partners were required to file such reports.

     If as of the end of any such quarterly or annual period GulfTerra Partners has designated any of its Subsidiaries as Unrestricted Subsidiaries, then GulfTerra Partners shall deliver (promptly after such SEC filing referred to in the preceding paragraph) to the Trustee for delivery to the holders of the notes quarterly and annual financial information required by the preceding paragraph as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of GulfTerra Partners and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries and the designated Joint Ventures of GulfTerra Partners.

     In addition, whether or not required by the SEC, GulfTerra Partners will make such information available to securities analysts, investors and prospective investors upon request.

  ELIMINATED COVENANTS

     From and after the first day following a period of 90 consecutive days during which the notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is then continuing under the Indenture, we and our Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the following headings under the caption
"-- Covenants":

     - "-- Asset sales,"

     - "-- Restricted payments,"

     - "-- Incurrence of indebtedness and issuance of disqualified equity,"

     - "-- Dividend and other payment restrictions affecting subsidiaries,"

     - "-- Transactions with affiliates,"

     - "-- Sale-Leaseback transactions" (only to the extent set forth in that covenant),

     - "-- Merger, consolidation or sale of assets," (only to the extent set forth in that covenant), and

     - "-- Reports."

(collectively, the "Eliminated Covenants"); provided, however, that the provisions of the Indenture described above under the following headings:

     - "-- Change of Control,"

     - "-- Liens,"

     - "-- Additional subsidiary guarantees,"

     - "-- Business activities," and

     - "-- Payments for consent"

will not be so eliminated. As a result, after the date on which we and our Restricted Subsidiaries are no longer subject to the Eliminated Covenants, the notes will be entitled to substantially reduced covenant protection.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes;

          (2) default in payment when due of the principal of or premium, if any, on the notes;

          (3) failure by GulfTerra Partners or any of its Subsidiaries to comply with the provisions described under the captions "-- Change of control" or "-- Asset sales";

          (4) failure by GulfTerra Partners or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture (provided that notice need not be given, and an Event of Default shall occur, 60 days after any breach of the covenants under "-- Covenants -- Restricted payments," "-- Covenants -- Incurrence of indebtedness and issuance of disqualified equity" and "-- Merger, consolidation or sale of assets");

          (5) default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of GulfTerra Partners' Restricted Subsidiaries (or the payment of which is guaranteed by GulfTerra Partners or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

             (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more;

          (6) failure by an Issuer or any of GulfTerra Partners' Restricted Subsidiaries to pay final judgments aggregating in excess of $40.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its Obligations under its Guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to GulfTerra Partners or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25 percent in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, so long as any Credit Facility shall be in full force and effect, if an Event of Default pursuant to clause (5) above with regard to such Credit Facility shall have occurred and be continuing, the notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the notes to the agent under such Credit Facility and (y) the acceleration of any Indebtedness under such Credit Facility.

     Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holder of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (or Additional Interest, if any) on, or the principal of, the notes.

     The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon any officer of the General Partner or GulfTerra Finance becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS AND NO RECOURSE AGAINST GENERAL PARTNER

     No past, present or future director, officer, partner, employee, incorporator, stockholder or member of the Issuers, the General Partner, or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Issuers or the Subsidiary Guarantors under the notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     Our General Partner and its directors, officers, employees and members, as such, shall have no liability for any obligations of the Subsidiary Guarantors or the Issuers under the notes, the Indenture or any subsidiary guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Securities Exchange Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuers may, at their option and at any time, elect to have all of the Issuers' Obligations discharged with respect to the outstanding notes and all Obligations of the Subsidiary Guarantors discharged with respect to their Guarantees ("Legal Defeasance"), except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer);

          (2) the Issuers' Obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' Obligations in connection therewith;

          (4) the Legal Defeasance provisions of the Indenture; and

          (5) the Issuers' rights of optional redemption.

     In addition, GulfTerra Partners may, at its option and at any time, elect to have the Obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and GulfTerra Partners must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, GulfTerra Partners shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) GulfTerra Partners has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, GulfTerra Partners shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which GulfTerra Partners or any of its Restricted Subsidiaries is a party or by which GulfTerra Partners or any of its Restricted Subsidiaries is bound;

          (6) GulfTerra Partners must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) GulfTerra Partners must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by GulfTerra Partners with the intent of preferring the holders of notes over the other creditors of GulfTerra Partners with the intent of defeating, hindering, delaying or defrauding other creditors of GulfTerra Partners; and

          (8) GulfTerra Partners must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Generally, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees and the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a nonconsenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the option of holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment Default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the option of holders");

          (8) except as otherwise permitted in the Indenture, release any Subsidiary Guarantor from its Obligations under its Guarantee or the Indenture or change any Guarantee in any manner that would adversely affect the rights of holders; or

          (9) make any change in the preceding amendment and waiver provisions (except to increase any percentage set forth therein).

     Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of an Issuer's or Subsidiary Guarantor's Obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer's assets;

          (4) to add or release Subsidiary Guarantors pursuant to the terms of the Indenture;

          (5) to make any change that would provide any additional rights or benefits to the holders of notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the rights under the Indenture of any holder of the notes;

          (6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (7) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee;

          (8) to add any additional Events of Default; or

          (9) to secure the notes and/or the Guarantees.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of an Issuer or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in aspect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to GulfTerra Partners at 4 Greenway Plaza, Houston, Texas, 77046, Attention: Investor Relations.

BOOK-ENTRY, DELIVERY AND FORM

     The Series A notes were offered and sold to QIBs in reliance on Rule 144A ("Rule 144A notes") and in offshore transactions in reliance on Regulation S ("Regulation S notes"). Notes resold to Institutional Accredited Investors (as defined in the Indenture) may have been represented by one or more Global notes in registered, global form without interest coupons (collectively, "IAI Global notes").

     Rule 144A notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global notes"). Upon issuance, the Rule 144A Global notes were:

     - deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and

     - registered in the name of DTC or its nominee,

in each case for credit to an account of a Direct or Indirect Participant as described below. Initially, Regulation S notes were represented by one or more Global notes in registered, global form without interest coupons (collectively, the "Regulation S Global notes"). The Regulation S Global notes were deposited with the Trustee, as a custodian for DTC, in New York, New York and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants participating in DTC through the Euroclear System ("Euroclear") and Clearstream International ("Clearstream"). During the 40-day period commencing on the day after the later of the commencement of the offering of the original notes and the original Issue Date (as defined) of the notes (the "Distribution Compliance Period"), beneficial interests in the Regulation S Global note could have been held only through Euroclear or Clearstream, and, pursuant to DTC's procedures, Indirect Participants that held a beneficial interest in the Regulation S Global note would not have been able to transfer such interest to a person taking delivery thereof in the form of an interest in the Rule 144A Global notes or the IAI Global notes. After the Distribution Compliance Period,
(i) beneficial interests in the Regulation S Global notes may be transferred to a person that takes delivery in the form of an interest in the Rule 144A Global notes or the IAI Global notes and (ii) beneficial interests in the Rule 144A Global notes or the IAI Global notes may be transferred to a person that takes delivery in the form of an interest in the Regulation S Global notes, provided, in each case, that the certification requirements described below are complied with. See "-- Transfers of interests in one Global note for interests in another Global note." All registered global notes are referred to herein collectively as "Global notes."

     Except as set forth below, the Series B notes issued in the exchange offer will be represented by one or more registered notes in global form (referred to herein as the "Exchange Global note") and the Series A notes, if any remain outstanding after the exchange offer, will be represented by one or more registered notes in global form, in each case without interest coupons (collectively, the "Global notes"). The Exchange Global note will be deposited with, or on behalf of, the DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     Beneficial interests in Series A notes, if any remain outstanding after the exchange offer, will be subject to certain restrictions on transfer and will bear a restrictive legend. In addition, transfer of beneficial interests in any Global notes will be subject to the applicable rules and procedures of DTC and its direct or Indirect Participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

     The Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in limited circumstances. Beneficial interests in the Global notes may be exchanged for notes in certificated form in limited circumstances. See "-- Transfers of interests in Global notes for Certificated notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     DTC has advised GulfTerra Partners that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised GulfTerra Partners that, pursuant to DTC's procedures, (i) upon deposit of the Global notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global notes that have been allocated to them by the Initial Purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global notes.

     Investors in the Rule 144A Global notes and the IAI Global notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Investors in the Regulation S Global notes may hold their interests therein directly through Euroclear or Clearstream or indirectly through organizations that are participants in Euroclear or Clearstream. After the expiration of the Distribution Compliance Period (but not earlier), investors may hold interests in the Regulation S Global notes through organizations other than Euroclear and Clearstream that are Direct Participants in the DTC system. Morgan Guaranty Trust Company of New York, Brussels office will act initially as depository for Euroclear, and Citibank, N.A. will act initially as depository for Clearstream (each a "Nominee" of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records. All ownership interests in any Global notes, including those of customers' securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interest in a Global note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For other restrictions on the transferability of the notes see "-- Transfers of interests in Global notes for Certificated notes."

     Except as described in "-- Transfers on Interests in Global Notes for Certificated Notes," Owners of Beneficial Interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Notes in Certificated Form and will not be considered the Registered Owners or Holders thereof under the Indenture for any purpose.

     Under the terms of the Indenture, the Issuers, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the notes are registered (including notes represented by Global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on Global notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Issuers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Issuers or the Subsidiary Guarantors. None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively relay on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     The Global notes will trade in DTC's Same-day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear's or Clearstream's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Clearstream and within their established deadlines (Brussels time) of such systems. Indirect Participants who hold interest in the notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear's and Clearstream's Nominee. Euroclear and Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Clearstream's behalf in the relevant Global note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or Clearstream purchasing an interest in a Global note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Regulation S Global note to a DTC Participant unit the European business for Euroclear and Clearstream immediately following DTC's settlement date.

     DTC has advised GulfTerra Partners that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global notes (without the direction of one or more of its

Direct Participants) for legend notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See "-- Transfers of interests in Global notes for Certificated notes."

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global notes, the Rule 144A Global notes and the IAI Global notes among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Subsidiary Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective Direct and Indirect Participants of their respective Obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN ONE GLOBAL NOTE FOR INTERESTS IN ANOTHER GLOBAL NOTE

     Prior to the expiration of the Distribution Compliance Period, an Indirect Participant who held an interest in the Regulation S Global Note through Euroclear or Clearstream was not permitted to transfer its interest to a U.S. Person taking delivery in the form of an interest in Rule 144A Global notes or the IAI Global notes. After the expiration of the Distribution Compliance Period, an Indirect Participant who holds an interest in Regulation S Global notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in Rule 144A Global notes or the IAI Global notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the applicable restrictions on transfer.

     "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(k)(2)(vi) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

     Prior to the expiration of the Distribution Compliance Period, a Direct or Indirect Participant who held an interest in Rule 144A Global notes or IAI Global notes was not permitted to transfer its interests to any person taking delivery thereof in the form of an interest in Regulation S Global notes. After the expiration of the Distribution Compliance Period, a Direct or Indirect Participant who holds an interest in Rule 144A Global notes or IAI Global notes may transfer its interests to a person who takes delivery in the form of an interest in Regulation S Global notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.

     Transfers involving an exchange of a beneficial interest in Regulation S Global notes for a beneficial interest in Rule 144A Global notes will be effected by DTC by means of an instruction originated by the Trustee through DTC/Deposit Withdraw at Custodian (DWAC) system. In connection with such transfer, therefore, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global note and a corresponding increase in the principal amount of the other Global note, as applicable. Any beneficial interest in the one Global note that is transferred to a person who takes delivery in the form of the other Global note will, upon transfer, cease to be an interest in such first Global note and become an interest in such other Global note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global note for as long as it remains such an interest.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire Global note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated notes") if (i) DTC (x) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global notes and the Issuers thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related notes.

     Beneficial interests in the Global notes held by any Direct or Indirect Participant may be exchanged for Certificated notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated notes delivered in exchange for any beneficial interest in any Global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by the holder of any Global note or DTC in identifying the beneficial owners of notes, and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global note or DTC for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     Payments in respect of the notes represented by the Global notes (including principal, premium, if any, interest and Additional Interest, if any) will be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global note. With respect to Certificated notes, the Issuers will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Issuers expect that secondary trading in the Certificated notes will also be settled in immediately available funds.

DEFINITIONS

     Set forth below are defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a

     Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specific Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10 percent or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10 percent or more of the Voting Stock of a specified Person shall not be deemed to be Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include a Restricted Subsidiary of any specified Person.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of GulfTerra Partners or GulfTerra Partners and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of control," and/or the provisions described above under the caption "-- Merger, consolidation or sale of assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of GulfTerra Partners' Restricted Subsidiaries or the sale by GulfTerra Partners or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries;

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $5.0 million; or
     (b) results in net proceeds to GulfTerra Partners and its Restricted Subsidiaries of less than $5.0 million;

          (2) a transfer of assets between or among GulfTerra Partners and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to GulfTerra Partners or to another Restricted Subsidiary;

          (4) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted payments;" and

          (5) a transaction of the type described in the last paragraph of the covenant entitled "Asset sales."

     "Attributable Debt" in respect of a sale and lease-back transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and lease-back transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalent" means:

          (1) United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit, time deposits and Eurodollar deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95 percent of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (5) of this definition.

     "Cash from Operations" shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of GulfTerra Partners and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the El Paso Group;

          (2) the adoption of a plan relating to the liquidation or dissolution of GulfTerra Partners or the General Partner; and

          (3) such time as the El Paso Group ceases to own, directly or indirectly, the general partner interests of GulfTerra Partners, or members of the El Paso Group cease to serve as the only general partners of GulfTerra Partners.

     Notwithstanding the foregoing, a conversion of GulfTerra Partners from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the El Paso Group beneficially owns, directly or indirectly, in the aggregate more than 50 percent of the Voting Stock of such entity, or continues to own a sufficient number of the outstanding shares of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

     "Comparable Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City on the third business day preceding such redemption date.

     "Comparable Treasury Issue" means the fixed rate United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the notes to be redeemed (and which is not callable prior to maturity) that would be utilized, at the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

     "Comparable Treasury Price" means with respect to any redemption date for the notes: (1) the average of the Comparable Treasury Dealer Quotations for such redemption date, after excluding the highest and the lowest of such Comparable Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than three such Comparable Treasury Dealer Quotations, the average of all such quotations.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

          (2) an amount equal to any extraordinary loss of such Person and its Restricted Subsidiaries plus any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (3) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (4) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made; plus

          (5) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (excluding any such expenses to the extent incurred by a Person that is neither GulfTerra Partners, GulfTerra Finance, nor a Restricted Subsidiary;) minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of GulfTerra Partners shall be added to Consolidated Net Income to compute Consolidated Cash Flow of GulfTerra Partners only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to GulfTerra Partners by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are Unrestricted Subsidiaries shall be excluded (without duplication);

          (2) the earnings included therein attributable to all entities that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded;

          (3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Indenture or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of the GulfTerra Partners and its Restricted Subsidiaries after deducting therefrom:

          (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

          (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of GulfTerra Partners' and its consolidated subsidiaries for GulfTerra Partners' most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders or members (or consolidated partners' capital in the case of a partnership) of such Person and its consolidated Subsidiaries as of such date as determined in accordance with GAAP; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Equity) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Credit Facilities" means, with respect to GulfTerra Partners, GulfTerra Finance or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, including the Partnership Credit Facility, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Equity" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require GulfTerra Partners or a Restricted Subsidiary to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that GulfTerra Partners or Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Covenants -- Restricted payments."

     "El Paso" means El Paso Corporation, a Delaware corporation, and its successors.

     "El Paso Group" means, collectively, (1) El Paso, (2) each Person of which El Paso is a direct or indirect Subsidiary and (3) each Person which is a direct or indirect Subsidiary of any Person described in (1) or (2) above.

     "Eliminated Covenants" has the meaning given to such term under the caption "-- Eliminated covenants" above.

     "Equity Interests" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any rights (other than debt securities convertible into capital stock) warrants or options exchangeable for or convertible into such capital stock; and

          (5) all warrants, options or other rights to acquire any of the interests described in clauses (1) -- (4) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (1) -- (4) above).

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of GulfTerra Partners and its Restricted Subsidiaries in existence on the Issue Date.

     "Existing Senior Subordinated Notes" means the 8 1/2% Senior Subordinated Notes of the Issuers originally issued in March 2003 with maturity in June 2010, the 10 5/8% Senior Subordinated Notes of the Issuers originally issued in November 2002 with maturity in December 2012, the 8 1/2% Senior Subordinated Notes of the Issuers originally issued in May 2002 with maturity in June 2011, the 8 1/2% Senior Subordinated Notes of the Issuers originally issued in May 2001 with maturity in June 2011 and the 10 3/8% Senior Subordinated Notes of the Issuers originally issued in May 1999 with maturity in May 2009.

     "Fixed Charges" means, with respect to any Person for any period, without duplication,

          (A) the sum of:

             (1) the consolidated interest expense of such Person and its Restricted Subsidiaries (excluding for purposes of this clause (1) consolidated interest expense included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

             (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (excluding for purposes of this clause (2) any such consolidated interest included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary); plus

             (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon, provided that this clause (3) excludes interest on "claw-back," "make-well" or "keep-well" payments made by GulfTerra Partners or any Restricted Subsidiary; plus (4) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of GulfTerra Partners (other than Disqualified Equity) or to GulfTerra Partners or a Restricted Subsidiary of GulfTerra Partners, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; less

          (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, incurring any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

In the case of both (A) and (B), such amounts will be determined after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence (and the application of the net proceeds thereof), assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is incurred to finance the acquisition of assets (including, without limitation, a single asset, a division or segment or an entire company) that were conducting commercial operations prior to such acquisition, there shall be included pro forma net income for such assets, as if such assets had been acquired on the first day of such period).

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (4) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the Obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4) interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

          (5) if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, "claw-back," "make-well," or "keep-well" agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness or other Obligations of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinated in right of payment to the Obligations of such Subsidiary Guarantor under its Guarantee pursuant to a written agreement, including the guarantees by such Subsidiary Guarantor of the Existing Senior Subordinated Notes.

     "Hedging Obligations" means, with respect to any Person, the net obligations (not the notional amount) of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contract or other similar agreements or arrangements or hydrocarbon hedge contracts or hydrocarbon forward sale contracts, in each case designed to protect such Person against fluctuations in interest rates, of foreign exchange rates, or commodity prices.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn;

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) all Attributable Debt of such Person in respect of any sale and lease-back transactions not involving a Capital Lease Obligation;

          (6) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

          (7) representing Disqualified Equity; or

          (8) representing any Hedging Obligations other than to (in the ordinary course of business and consistent with prior practice) hedge risk exposure in the operations, ownership of assets or the management of liabilities of such Person and its Restricted Subsidiaries;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, provided that a guarantee otherwise permitted by the Indenture to be incurred by GulfTerra Partners or any of its Restricted Subsidiaries of indebtedness incurred by GulfTerra Partners or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of indebtedness.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     For purposes of clause (7) of the preceding paragraph, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent Obligations at such date.

     "Independent Investment Banker" means J.P. Morgan Securities Inc. (and its successors), or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution selected by GulfTerra Partners.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by Standard & Poor's or the equivalent by any other nationally recognized statistical rating organization.

     "Investment Grade Suspension Provision" has the meaning given to such term under the caption "-- Change of control" above.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Limitation on Restricted Payments" covenant (i) the term "Investment" shall include the portion (proportionate to GulfTerra Partners' Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of GulfTerra Partners or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, GulfTerra Partners or such Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time immediately before the effectiveness of such redesignation less the portion (proportionate to GulfTerra Partners' or such Restricted Subsidiary's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If GulfTerra Partners or any Restricted Subsidiary of GulfTerra Partners sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of GulfTerra Partners such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of GulfTerra Partners, GulfTerra Partners shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted payments."

     "Issue Date" means July 3, 2003, the date of the first issuance of notes under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any Person, the consolidated net income
(loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with any Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) the aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain), together with any related provision for taxes on such aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain).

     "Net Proceeds" means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by GulfTerra Partners or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (i) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or Equity Interests that were the subject of such Asset Sale or sale of Equity Interests, (iii) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (iv) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by GulfTerra Partners or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to GulfTerra Partners or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

     "Non-Putable Debt Securities" means debt securities of either of the Issuers or any of the Restricted Subsidiaries (excluding any guarantees thereof), including the notes, other than Putable Debt Securities.

     "Non-Recourse Debt" means Indebtedness as to which:

          (1) neither GulfTerra Partners nor any of its Restricted Subsidiaries
     (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of GulfTerra Partners or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

          (3) the lenders have been notified in writing that they will not have any recourse to the stock or assets of GulfTerra Partners or any of its Restricted Subsidiaries;

     provided that in no event shall Indebtedness of any Person which is not a Restricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by GulfTerra Partners or any of its Restricted Subsidiaries, provided that GulfTerra Partners or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to the Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P., effective as of August 31, 2000, as amended by the First Amendment thereto dated November 27, 2002, the Second Amendment thereto dated May 5, 2003 and the Third Amendment thereto dated May 16, 2003, as such may be amended, modified or supplemented from time to time.

     "Partnership Credit Facility" means the Sixth Amended and Restated Credit Agreement among GulfTerra Partners, GulfTerra Finance, the lenders from time to time party thereto and JPMorgan Chase Bank, as administrative agent, dated as of March 23, 1995, as amended and restated through June 13, 2003, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, and any amendments, modifications or supplements thereto and any agreement providing therefor (including any restatement thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lenders, creditors, group of lenders or group of creditors and including related notes, guarantees, collateral security documents and other instruments and agreements executed in connection therewith.

     "Permitted Business" means (1) gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, processing, dehydrating and otherwise handling hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto, (2) any business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Internal Revenue Code of 1986, as amended, other than any business that generates any gross income arising from the refining of a natural resource, and (3) any other business that does not constitute a reportable segment (as determined in accordance with GAAP) for GulfTerra Partners' annual audited consolidated financial statements.

     "Permitted Business Investments" means Investments by GulfTerra Partners or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of GulfTerra Partners or in any Person that does not constitute a direct or indirect Subsidiary of GulfTerra Partners (a "Joint Venture"), provided that:

          (1) either (a) at the time of such Investment and immediately thereafter, GulfTerra Partners could incur $1.00 of additional Indebtedness under the first paragraph in the limitation of Indebtedness set forth under the caption "-- Incurrence of indebtedness and issuance of disqualified equity" above or (b) such Investment is made with the proceeds of Incremental Funds (as defined in the covenant described under "-- Covenants -- Restricted payments");

          (2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is non-recourse to GulfTerra Partners and its Restricted Subsidiaries or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to GulfTerra Partners or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which GulfTerra Partners or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guaranty or "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made and, if later, at the time any such Indebtedness is incurred, be incurred by GulfTerra Partners and its Restricted Subsidiaries in accordance with the limitation on indebtedness set forth in the first paragraph under the caption "-- Incurrence of Indebtedness and issuance of disqualified equity" above; and

          (3) such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

     The term "Joint Venture" shall include Atlantis Offshore, L.L.C., Copper Eagle Gas Storage, L.L.C., Coyote Gas Treating, L.L.C., Deepwater Gateway, L.L.C., Poseidon Oil Pipeline Company, L.L.C. and Cameron Highway Oil Pipeline Company and none of Atlantis Offshore, Copper Eagle Gas Storage, Coyote Gas Treating, Deepwater Gateway, Cameron Highway and Poseidon Oil Pipeline Company shall constitute a Restricted Subsidiary for purposes of the Indenture (even if such Person is then a Subsidiary of GulfTerra Partners), until such time as the Board of Directors of the General Partner designates, in a manner consistent with the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or a Restricted Subsidiary as an Unrestricted Subsidiary, each as described under "Covenants -- Designation of restricted and unrestricted subsidiaries," Atlantis Offshore, Copper Eagle Gas Storage, Coyote Gas Treating, Deepwater Gateway, Cameron Highway or Poseidon Oil Pipeline Company, including one or more of its Subsidiaries, as the case may be, as a Restricted Subsidiary or an Unrestricted Subsidiary.

     "Permitted Investments" means:

          (1) any Investment in, or that results in the creation of, any Restricted Subsidiary of GulfTerra Partners;

          (2) any Investment in GulfTerra Partners or in a Restricted Subsidiary of GulfTerra Partners (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in GulfTerra Partners) at any one time outstanding;

          (3) any Investment in cash or Cash Equivalents;

          (4) any Investment by GulfTerra Partners or any Restricted Subsidiary of GulfTerra Partners in a Person if as a result of such Investment such Person becomes a Restricted Subsidiary of GulfTerra Partners or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, GulfTerra Partners or a Restricted Subsidiary of GulfTerra Partners;

          (5) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the option of holders -- Asset sales;"

          (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of GulfTerra Partners;

          (7) payroll advances in the ordinary course of business and other advances and loans to officers and employees of GulfTerra Partners or any of its Restricted Subsidiaries, so long as the aggregate principal amount of such advances and loans does not exceed $1.0 million at any one time outstanding;

          (8) Investments in stock, Obligations or securities received in settlement of debts owing to GulfTerra Partners or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of GulfTerra Partners or any such Restricted Subsidiary, in each case as to debt owing to GulfTerra Partners or any of its Restricted Subsidiary that arose in the ordinary course of business of GulfTerra Partners or any such Restricted Subsidiary;

          (9) any Investment in Hedging Obligations;

          (10) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

          (11) any Investments required to be made pursuant to any agreement or obligation of GulfTerra Partners or any Restricted Subsidiary of GulfTerra Partners in effect on the Issue Date and listed on a schedule to the Indenture; and

          (12) other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date and existing at the time the Investment, which is the subject of the determination, was made, not to exceed $5.0 million.

     "Permitted Liens" means:

          (1) Liens securing Indebtedness and other Obligations of the Issuers and the Restricted Subsidiaries under Credit Facilities permitted to be incurred under the Indenture that do not exceed $1.2 billion in the aggregate;

          (2) easements, rights-of-way, restrictions, minor defects and irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of GulfTerra Partners or its Restricted Subsidiaries;

          (3) Liens securing reimbursement Obligations of GulfTerra Partners or a Restricted Subsidiary with respect to letters of credit encumbering only documents and other property relating to such letters of credit and the products and proceeds thereof;

          (4) Liens encumbering deposits made to secure Obligations arising from statutory, regulatory, contractual or warranty requirements of GulfTerra Partners and its Restricted Subsidiaries;

          (5) Liens in favor of GulfTerra Partners or any of the Restricted Subsidiaries;

          (6) any interest or title of a lessor in the property subject to a Capital Lease Obligation;

          (7) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with GulfTerra Partners or any Restricted Subsidiary of GulfTerra Partners, provided that such Liens were in existence prior to and were not obtained in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with GulfTerra Partners or such Restricted Subsidiary (including proceeds thereof, accessions thereto and upgrades thereof);

          (8) Liens on property existing at the time of acquisition thereof by GulfTerra Partners or any Restricted Subsidiary of GulfTerra Partners, provided that such Liens were in existence prior to and were not obtained in contemplation of such acquisition and relate solely to such property (including proceeds thereof), accessions thereto and upgrades thereof;

          (9) Liens to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (10) Liens on any property or asset acquired, constructed, repaired or improved by GulfTerra Partners or any Restricted Subsidiary (a "Purchase Money Lien"), which (A) are in favor of the seller of such property or assets, in favor of the Person constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction, repair or improvement of such asset or property, (B) are created prior to, at the time of or within 360 days after the date of acquisition, completion, construction, repair or improvement or the commencement of full operations thereof (whichever is later), (C) secure all or a portion of the purchase price or construction, repair or improvement cost, as the case may be, of such asset or property (or debt incurred prior to, at the time of, or within 360 days after such date referred to in clause (B) to provide funds therefor plus fees and expenses in connection with incurrence of such debt) and (D) are limited to the asset or property so acquired, constructed, repaired or improved (including proceeds thereof, accessions thereto and upgrades thereof);

          (11) Liens to secure performance of Hedging Obligations of GulfTerra Partners or a Restricted Subsidiary;

          (12) Liens existing on the Issue Date and Liens on any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby;

          (13) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by GulfTerra Partners or any Restricted Subsidiary to the extent securing either Non-Recourse Debt or Indebtedness (other than Permitted Debt) otherwise permitted by the Indenture;

          (14) statutory Liens of landlords and warehousemen, carriers, mechanics, suppliers, materialmen, repairmen, or other like Liens (including contractual landlord's liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (15) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar types of social security, old age pension or public liability obligations;

          (16) Liens on pipelines or pipeline facilities that arise by operation of law;

          (17) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of GulfTerra Partners' or any Restricted Subsidiary's business that are customary in the Permitted Business;

          (18) judgment and attachment Liens not giving rise to a Default or Event of Default;

          (19) Liens securing the Obligations of the Issuers under the notes and the Indenture and of the Subsidiary Guarantors under the Guarantees;

          (20) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (21) Liens arising from protective filings made in the appropriate offices for the filing of a financing statement in the applicable jurisdiction(s) in connection with any lease, consignment or similar transaction otherwise permitted hereby, which filings are made for the purpose of perfecting the interest of the secured party in the relevant items, if the transaction were subsequently classified as a sale and secured lending arrangement;

          (22) Liens arising out of consignment or similar arrangements for sale of goods;

          (23) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's Obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (24) Liens securing any Indebtedness which includes a covenant that limits liens in a manner substantially similar to the covenant entitled "Liens;"

          (25) Liens with respect to Obligations that in the aggregate do not exceed 10 percent of Consolidated Net Tangible Assets at any one time outstanding;

          (26) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of GulfTerra Partners or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

          (27) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which GulfTerra Partners or the applicable Subsidiary have not exhausted its appellate rights;

          (28) any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of Liens, in whole or in part, referred to in clauses (7), (8) or (10) above; provided, however, that any extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced and that the Obligations secured by any extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the Obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of GulfTerra Partners and our subsidiaries, including any premium, incurred in connection with any extension, renewal, refinancing, refunding or replacement; or

          (29) any Lien resulting from the deposit of moneys or evidence of Indebtedness in trust for the purpose of defeasing debt of GulfTerra Partners or any Restricted Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness of GulfTerra Partners or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of GulfTerra Partners or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Guarantees, as the case may be, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by GulfTerra Partners or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Putable Debt Securities" means debt securities of either of the Issuers or any of the Restricted Subsidiaries (excluding any guarantees thereof) that provide rights of repurchase or redemption to the holders thereof upon a Change of Control similar to those provided to holders of the Existing Senior Subordinated Notes upon a Change of Control. Putable Debt Securities include the Existing Senior Subordinated Notes but do not include Indebtedness under Credit Facilities, the notes or any debt securities of either of the Issuers or any of the Restricted Subsidiaries which, while providing rights of repurchase or redemption to the holders thereof upon a Change of Control similar to those provided to holders of the Existing Senior Subordinated Notes upon a Change of Control, contain provisions that are equally or more likely to result in the suspension or elimination of such rights as or than the Investment Grade Suspension Provision is likely to result in the suspension or elimination of the repurchase rights described under "-- Repurchase at the option of holders -- Change of Control."

     "Rating Agency" means Standard & Poor's and Moody's, or if Standard & Poor's or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by GulfTerra Partners (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's or Moody's, or both, as the case may be.

     "Ratings Downgrade" means, with respect to a Change of Control, a reduction in the rating assigned to the notes by any Rating Agency that occurs (i) prior to and as a result of, (ii) upon or (iii) within 30 days following, such Change of Control.

     "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc. (or an Affiliate of thereof which is a Primary Treasury Dealer) and Credit Suisse First Boston LLC (or an Affiliate thereof which is a Primary Treasury Dealer), and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of the notes to be redeemed and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued on such notes to such redemption date.

     "Restricted Investment" means an Investment other than a Permitted Investment or a Permitted Business Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the Indenture to the contrary, GulfTerra Finance shall be designated as a Restricted Subsidiary of GulfTerra Partners.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the date hereof.

     "Standard & Poor's" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent Obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Obligation" means any Indebtedness of GulfTerra Partners or GulfTerra Finance (whether outstanding on the Issue Date or thereafter incurred) which is subordinated or junior in right of payment to the notes pursuant to a written agreement, including the Existing Senior Subordinated Notes.

     "Subordinated Putable Debt Securities" means Putable Debt Securities that are subordinated or junior in right of payment to the notes pursuant to a written agreement, including the Existing Senior Subordinated Notes.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50 percent of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

     "Subsidiary Guarantors" means each of:

          (1) Cameron Highway Pipeline GP, L.L.C., Cameron Highway Pipeline I, L.P., Crystal Holding, L.L.C., First Reserve Gas, L.L.C., Flextrend Development Company, L.L.C., GulfTerra Alabama Intrastate, L.L.C., GulfTerra Field Services, L.L.C., GulfTerra GC, L.P., GulfTerra Holding I, L.L.C., GulfTerra Holding II, L.L.C., GulfTerra Holding III, L.L.C., GulfTerra Holding IV, L.P., GulfTerra Holding V, L.P., GulfTerra Intrastate, L.P., GulfTerra NGL Storage, L.L.C., GulfTerra Oil Transport, L.L.C., GulfTerra Operating Company, L.L.C., GulfTerra South Texas, L.P., GulfTerra Texas Pipeline, L.P., Hattiesburg Gas Storage Company, Hattiesburg Industrial Gas Sales, L.L.C., High Island Offshore System, L.L.C., Manta Ray Gathering Company, L.L.C., Petal Gas Storage, L.L.C., and Poseidon Pipeline Company, L.L.C.; and

          (2) any other Subsidiary that executes a Guarantee in accordance with the provisions of the Indenture; and

          (3) their respective successors and assigns.

     Notwithstanding anything in the Indenture to the contrary, GulfTerra Finance shall not be a Subsidiary Guarantor.

     "Tender Condition" means, as of the time of expiration of the period during which notes may be validly tendered for repurchase or redemption pursuant to a Change of Control Offer, Subordinated Putable Debt Securities in an aggregate principal amount of the greater of (a) $250 million and (b) 30 percent of the aggregate principal amount of all Non-Putable Debt Securities outstanding at such time, have been properly tendered and not withdrawn pursuant to a change of control offer in respect of the Change of Control made in accordance with the applicable indenture or other instrument or agreement governing such Subordinated Putable Debt Securities.

     "Treasury Rate" means, with respect to any redemption date of the notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of the principal amount, equal to the Comparable Treasury Price for such redemption date.

     "U.S. Government Obligations" means securities that are (i) direct Obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof: or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

     "Unrestricted Subsidiary" means any Subsidiary of GulfTerra Partners (other than GulfTerra Finance) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, provided that, at the time of such designation, (x) no portion of the Indebtedness or other obligation of such Subsidiary, whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization of such Subsidiary or by law, (A) is guaranteed by GulfTerra Partners or any other Restricted Subsidiary, (B) is recourse to or obligates GulfTerra Partners or any Restricted Subsidiary in any way (including any "claw-back," "keep-well," "make-well" or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary or to otherwise infuse or contribute cash to such Subsidiary), or (C) subjects any property or assets of GulfTerra Partners or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness, unless such Investment or Indebtedness is permitted by the provisions of the Indenture described above under the captions "-- Restricted payments" and "-- Incurrence of Indebtedness and issuance of disqualified equity," (y) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly, and (z) the amount of GulfTerra Partners' Investment, as determined at the time of such designation, in such Subsidiary since the Issue Date to the date of designation is treated as of the date of such designation as a Restricted Investment, Permitted Investment or Permitted Business Investment, as applicable. Currently, EPN Arizona Gas, L.L.C., Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System are designated as Unrestricted Subsidiaries. Notwithstanding anything in the Indenture to the contrary, GulfTerra Finance shall not be, and shall not be designated as, an Unrestricted Subsidiary.

     Any designation of a Subsidiary of GulfTerra Partners as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the General Partner giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the preceding conditions and was permitted by the covenant described above under the caption
"-- Covenants -- Restricted payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of GulfTerra Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," GulfTerra Partners shall be in Default of such covenant. The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of GulfTerra Partners of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Covenants -- Incurrence of indebtedness and issuance of disqualified equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (regardless of whether, at the time,

Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

           UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

     The following is a discussion of material United States federal income tax considerations applicable to initial investors who purchase the notes pursuant to this offering at the note's initial offering price and hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary is based upon provisions of the Code, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to deal with all aspects of the United States federal taxation that may be relevant to particular investors in light of their particular circumstances (for example, to persons holding notes as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes), nor does it discuss the United States federal income tax considerations applicable to certain types of investors subject to special treatment under the federal income tax laws (for example, insurance companies, tax-exempt organizations and financial institutions). In addition, the discussion does not consider the effect of any foreign, state, local or other tax laws that may be applicable to a particular investor.

     PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

     As used in this tax discussion, the term "United States holder" means a beneficial owner of a note that is, for United States federal income tax purposes,

     - a citizen or resident of the United States,

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,

     - an estate, the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     The term also includes certain former citizens and certain former long-term residents of the United States. If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

     Interest on a note. The Series A notes were issued with no more than a de minimus amount of original issue discount. Accordingly, interest on a note will generally be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with the United States holder's method of accounting for United States federal income tax purposes.

     Sale or retirement of a note. Upon the sale or retirement of a note, a United States holder will recognize a taxable gain or loss equal to the difference between the amount realized on the sale or retirement and the holder's adjusted tax basis in the note. A holder's adjusted tax basis in a note generally will be the cost for the note. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year. To the extent the amount realized represents accrued but unpaid interest, that amount must be taken into account as interest income, if it was not previously included in income of the holder.

     Exchange offer. The exchange of the notes for exchange notes pursuant to the Registration Rights Agreement will not result in any United States federal income tax consequences to the United States holders. When a United States holder exchanges a note for an exchange note pursuant to the Registration Rights Agreement, the holder will have the same adjusted tax basis and holding period in the exchange note as in the note immediately before the exchange.

     Payments under registration rights agreement. We may be required to pay Additional Interest to holders in the event we do not comply with certain covenants. Although the matter is not free from doubt, we intend to take the position that a holder should be required to report any Additional Interest as ordinary income for United States federal income tax purposes at the time it accrues or is received in accordance with the holder's regular method of accounting. It is possible, however, that the Internal Revenue Service may take a different position, in which case the timing and amount of income may be different.

     Backup withholding and information reporting. Information reporting will apply to payments of principal, premium and interest on, and the proceeds of disposition of, a note with respect to certain noncorporate United States holders and backup withholding may also apply. Backup withholding will apply only if the United States holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The backup withholding rate is currently 28 percent. After December 31, 2010, the backup withholding rate will be increased to 31 percent. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     As used in this tax discussion, a non-United States holder means any beneficial owner of a note that is not a United States holder. The rules governing the United States federal income and estate taxation of a non-United States holder are complex, and no attempt will be made herein to provide more than a summary of those rules. Special rules may apply to a non-United States holder if that holder is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Code. NON-UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO AN INVESTMENT IN THE NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

     Payment of interest. Generally, payment of interest on a note to a non-United States holder will qualify for the "portfolio interest" exemption and, therefore, will not be subject to United States federal income tax or withholding tax, provided that this interest income is not effectively connected with a United States trade or business of the non-United States holder and provided that the non-United States holder:

     - does not actually or constructively own 10 percent or more of the capital or profits interest in any issuer or 10 percent or more of the combined voting power of all classes of stock of any issuer entitled to vote,

     - is not, for United States federal income tax purposes, a controlled foreign corporation related to the issuer within the meaning of the Code,

     - is not a bank receiving interest on a loan entered into in the ordinary course of its business within the meaning of the Code and

     - either:

             (a) provides a Form W-8BEN or W-8IMY, as appropriate (or a suitable substitute form), signed under penalties of perjury that includes its name and address and certifies as to its non-United States holder status in compliance with applicable law and regulations or

             (b) holds its notes through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that provides a statement signed under penalties of perjury in which it certifies to the issuers or the issuers' agent that a Form W-8BEN or W-8IMY, as appropriate (or suitable substitute), has been received by it from the non-United States holder or qualifying intermediary and furnishes the issuers or the issuers' agent with a copy thereof.

     United States Treasury Regulations provide alternative methods for satisfying these certification requirements. For example, in the case of notes held by a foreign partnership, the regulations require that the certification described above be provided by the partners rather than by the partnership and that the partnership provide certain information, including a U.S. taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-United States holders are urged to consult their own tax advisors regarding these regulations.

     Except to the extent that an applicable treaty otherwise provides, a non-United States holder generally will be taxed in the same manner as a United States holder with respect to interest if the interest income is effectively connected with a United States trade or business of the non-United States holder. Effectively connected interest received by a corporate non-United States holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 28 percent rate (or, if applicable, a lower treaty rate). Even though this effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax, unless derived through a partnership, if the non-United States holder delivers IRS Form W-8ECI (or successor form) annually to the payor.

     Interest income of a non-United States holder that is not effectively connected with a United States trade or business and that does not qualify for the portfolio interest exemption described above will generally be subject to a withholding tax at a 28 percent rate unless that rate is reduced or eliminated pursuant to an applicable tax treaty.

     Sale, exchange or redemption of the notes. A non-United States holder of a note will generally not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of the note unless:

     - the gain is effectively connected with a United States trade or business of the non-United States holder,

     - in the case of a non-United States holder who is an individual, the holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either the holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by that holder in the United States or

     - the non-United States holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

     U.S. federal estate tax considerations. A note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will generally not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that the beneficial owner did not at the time of death actually or constructively own 10 percent or more of the capital or profits interests in any issuer or 10 percent or more of the combined voting power of all classes of stock of any issuer entitled to vote, and provided that, at the time of the holder's death, payments with respect to that note would not have been effectively connected with the holder's conduct of a trade or business within the United States.

     Information reporting and backup withholding tax. Information reporting will generally apply to payments of interest and the amount of tax, if any, withheld with respect to such payments to a non-United States holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-United States holder resides under the provisions of an applicable income tax treaty. United States backup withholding tax generally will not apply to payments of interest and principal on a note to a non-United States holder if the statement described in "-- Payment of interest" is duly provided by the holder or the holder otherwise establishes an exemption, provided that the issuers do not have actual knowledge that the holder is a United States person.

     In addition, backup withholding tax generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable United States Treasury Regulations). However, if the broker:

     - is a United States person,

     - derives 50 percent or more of its gross income from all sources for certain periods from the conduct of a United States trade or business,

     - is a controlled foreign corporation for United States tax purposes or

     - is a foreign partnership in which one or more United States persons, in the aggregate, own more than 50 percent the income or capital interests in the partnership or a foreign partnership that is engaged in a trade or business in the United States, payment of the proceeds will be subject to information reporting requirements unless the broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     Payment of the proceeds of any sale of a note to or through the United States office of a broker, whether foreign or United States, is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in "-- Payment of interest" or otherwise establishes an exemption and the broker does not have actual knowledge that the payee is a United States person or that the exemption conditions are not satisfied.

     Any amounts withheld from a payment to a non-United States holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the non-United States holder to a refund, provided that the required information is provided to the IRS.

     United States Treasury Regulations provide certain presumptions under which a non-United States holder is subject to backup withholding and information reporting unless such holder provides a certification as to its non-United States status. Non-United States holders should consult their own tax advisors with respect to the impact of these regulations.

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE,

LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the exchange or purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

GENERAL FIDUCIARY MATTERS

     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

     In considering the exchange offer or an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

     Any insurance company proposing to invest assets of its general account in the notes should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

     The exchange, acquisition and/or holding of notes by an ERISA Plan with respect to which the Issuers, the Initial Purchasers, the Subsidiary Guarantors, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the exchange, acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

     Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable Similar Laws.

PLAN ASSET ISSUES

     ERISA and the Code do not define "plan assets." However, regulations (the "Plan Assets Regulations") promulgated under ERISA by the DOL generally provide that when an ERISA Plan acquires an "equity" interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" (i.e., it is significant if 25 percent or more of any class of equity is held by benefit plan investors) or that the entity is an "operating company," in each case as defined in the Plan Assets Regulations.

     It is not anticipated that (i) the notes will constitute "publicly-offered securities" for purposes of the Plan Asset Regulations, (ii) the Issuers will be an investment company registered under the Investment Company Act of 1940, (iii) the Issuers will be in a position to monitor whether investment in the notes by benefit plan investors will be "significant" for purposes of the Plan Assets Regulations or (iv) GulfTerra Energy Finance Corporation will qualify as an operating company within the meaning of the Plan Assets Regulations. It is anticipated that GulfTerra Energy Partners, L.P. will qualify as an operating company within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard.

     The Plan Assets Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little authority on the subject, we believe that the notes will be debt rather than equity interests, regardless of whether or not the exchange offer is accepted. However, there can be no assurance that the DOL or others would characterize the notes as indebtedness on the date of issuance or at any given time thereafter.

PLAN ASSETS CONSEQUENCES

     If our assets were deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute "prohibited transactions" under ERISA and the Code. (Whether or not our assets are deemed to be "plan assets" under ERISA, see discussion under Prohibited Transactions above).

REPRESENTATION

     Accordingly, by its acceptance of a note, each purchaser and subsequent transferee of a note (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes (or any interest therein) constitutes assets of any Plan or (ii) the purchase and holding of the notes (or any interest therein) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable Similar Laws.

     The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may freely transfer Series B notes issued under the exchange offer in exchange for Series A notes, unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer or an initial purchaser that acquired Series A notes directly from us; or

     - a broker-dealer that acquired Series A notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the Series B notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series B notes. Broker-dealers receiving Series B notes in the exchange offer in exchange for Series A notes that were acquired in market-making or other trading activities will be subject to a prospectus delivery requirement with respect to resales of the Series B notes.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A notes, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration agreement, we have agreed to permit such participating broker-dealers to use this prospectus in connection with the resale of Series B notes.

     If you wish to exchange your Series A notes for Series B notes in the exchange offer, you will be required to make certain representations to us as set forth in "The Exchange Offer -- Registration Rights" and "The Exchange Offer -Procedures for Tendering Series A Notes -- Determination of Validity" of this prospectus, and in the letter of transmittal. In addition, if you are a broker-dealer who receives Series B notes for your own account in exchange for Series A notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of those Series B notes. See "The Exchange Offer -- Resale of the Series B notes; plan of distribution".

     We will not receive any proceeds from any sale of Series B notes by broker-dealers. Broker-dealers who receive Series B notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the Series B notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; or

     - at prices related to the prevailing market prices or negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any Series B notes. Any broker-dealer that resells Series B notes it received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Although the letter of transmittal requires a broker-dealer to deliver a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act as a result of such delivery.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Series A notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

VALIDITY OF THE SERIES B NOTES

     The validity of the Series B notes being offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas.

                                    EXPERTS

     The financial statements included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.) for the year ended December 31, 2002 and the financial statements included in the Current Report on Form 8-K dated April 8, 2003, of GulfTerra Energy Partners, L.P., all incorporated by reference in this Registration Statement, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consent of Arthur Andersen LLP to the inclusion of its report regarding the financial statements of Poseidon Oil Pipeline Company, L.L.C. with respect to periods prior to 2001, incorporated by reference in this prospectus and registration statement by reference to GulfTerra Partners' Annual Report on Form 10-K for the year ended December 31, 2000, is omitted pursuant to Securities Act Rule 437a. We attempted to obtain the appropriate consent from Arthur Andersen LLP, but the personnel responsible for the audit of Poseidon's financial statements are no longer employed by Arthur Andersen LLP. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein. We have not obtained a consent from Arthur Andersen LLP with respect to such financial statements.

     Information derived from the report of Netherland, Sewell & Associates, Inc., independent petroleum engineers, with respect to GulfTerra Partners' estimated oil and natural gas reserves incorporated in this prospectus and registration statement by reference to GulfTerra Partners' Annual Report on Form 10-K for the year ended December 31, 2002, has been so incorporated in reliance on the authority of said firm as experts with respect to such matters contained in their report.

                                                                         ANNEX A

                             LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE
                     6 1/4% SERIES A SENIOR NOTES DUE 2010

                                       OF

                        GULFTERRA ENERGY PARTNERS, L.P.
                      GULFTERRA ENERGY FINANCE CORPORATION
               PURSUANT TO THE PROSPECTUS DATED           , 2003

  THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2003
UNLESS EXTENDED BY GULFTERRA ENERGY PARTNERS, L.P. AND GULFTERRA ENERGY FINANCE
 CORPORATION IN THEIR SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES
           MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                             WELLS FARGO BANK, N.A.

               By Registered or                           By Overnight Delivery or
               Certified Mail:                                 Regular Mail:
            Wells Fargo Bank, N.A.                         Wells Fargo Bank, N.A.
          Corporate Trust Operations                     Corporate Trust Operations
                MAC N9303-121                               Sixth and Marquette
                P.O. Box 1517                                  MAC N9303-121
          Minneapolis, MN 55480-1517                       Minneapolis, MN 55479

                                 By Facsimile:
                                 (612) 667-4927

                             Confirm by Telephone:
                                 (800) 344-5128

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE SERIES B NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR SERIES A NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

     This Letter of Transmittal is to be used by holders ("Holders") of 6 1/4% Series A Senior Notes due 2010 (the "Series A Notes") of GulfTerra Energy Partners, L.P. and GulfTerra Energy Finance Corporation (together, the "Issuers") to receive 6 1/4% Series B Senior Notes due 2010 (the "Series B Notes") if: (i) certificates representing Series A Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Series A Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A
Notes -- Book-Entry Delivery Procedures" in the Prospectus dated (the "Prospectus"); or (iii) tender of Series A Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

     Holders of Series A Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Series A Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Series A Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Series A Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2.

     The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

                            TENDER OF SERIES A NOTES

[ ]  CHECK HERE IF TENDERED SERIES A NOTES ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED SERIES A NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

     Name of Tendering
     Institution: -----------------------------------------------------------

     Account Number: -----------------------------------------------------------

     Transaction Code Number: --------------------------------------------------

[ ] CHECK HERE IF TENDERED SERIES A NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

     Name(s) of Registered Holder(s): ------------------------------------------

     Window Ticker Number (if any): --------------------------------------------

     Date of Execution of Notice of Guaranteed Delivery: -----------------------

     Name of Eligible Institution that Guaranteed Delivery: --------------------

     List below the Series A Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Series A Notes tendered hereby. The Series A Notes and the principal amount of Series A Notes that the undersigned wishes to tender would be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

------------------------------------------------------------------------------------------------------------------
                                          DESCRIPTION OF SERIES A NOTES
------------------------------------------------------------------------------------------------------------------
    NAME(S) AND ADDRESS(ES) OF
       REGISTERED HOLDER(S)                                 AGGREGATE                                 TOTAL
    (PLEASE FILL IN IF BLANK)          CERTIFICATE      PRINCIPAL AMOUNT    PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
        SEE INSTRUCTION 3.             NUMBER(S)*         REPRESENTED**        TENDERED**       OF SERIES A NOTES
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
 *  Need not be completed by Holders tendering by book-entry transfer.
 ** Unless otherwise specified, the entire aggregate principal amount represented by the Series A Notes described above will be deemed to be tendered. See Instruction 4.
------------------------------------------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to GulfTerra Energy Partners, L.P. and GulfTerra Energy Finance Corporation (together, the "Issuers"), upon the terms
and subject to the conditions set forth in their Prospectus dated           ,
2003 (the "Prospectus"), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Series A Notes indicated in the foregoing table entitled "Description of Series A Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Series A Notes tendered hereby which it holds for the account of beneficial owners of such Series A Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

     Subject to, and effective upon, the acceptance for purchase of the principal amount of Series A Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuers, all right, title and interest in and to all of the Series A Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuers) with respect to such Series A Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Series A Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Series A Notes on the account books maintained by DTC to, or upon the order of, the Issuers, (ii) present such Series A Notes for transfer of ownership on the books of the Issuers, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Series A Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

     By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

          (1) the Series B Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

          (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Series B Notes,

          (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Issuers, and

          (4) the undersigned and each Beneficial Owner acknowledge and agree that (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Series B Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "SEC") and cannot rely on the interpretation of the Staff of the SEC set forth in the no-action letters that are noted in the section of the Prospectus entitled "The Exchange Offer -- Registration Rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Series B Notes for its own account in exchange for Series A Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes.

     If the undersigned is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Series A Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Series A Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Series A Notes tendered by book-entry transfer, such Series A Notes will be credited to the account maintained at DTC from which such Series A Notes were delivered). If the Issuers make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Issuers will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

     The undersigned understands that the tender of Series A Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Issuers' acceptance for exchange of Series A Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Issuers in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Series A Notes (or defectively tendered Series A Notes with respect to which the Issuers have, or have caused to be, waived such defect) will be deemed to have been accepted by the Issuers if, as and when the Issuers give oral or written notice thereof to the Exchange Agent.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Series A Notes tendered hereby, and that when such tendered Series A Notes are accepted for purchase by the Issuers, the Issuers will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Issuers to be necessary or desirable to complete the sale, assignment and transfer of the Series A Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

     The undersigned understands that the delivery and surrender of any Series A Notes is not effective, and the risk of loss of the Series A Notes does not pass to the Exchange Agent or the Issuers, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Issuers. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Series A Notes will be determined by the Issuers, in their discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Series A Notes tendered by book-entry transfer, by credit to the account of DTC), and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for exchange and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Series A Notes be delivered to, and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Issuers have no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Series A Notes from the name of the registered Holder(s) thereof if the Issuers do not accept for exchange any of the principal amount of such Series A Notes so tendered.

             ------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Series A Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Series B Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled 'Description of Series A Notes' within this Letter of Transmittal.

   Issue: [ ] Series A Notes  [ ] Series B Notes

                             (check as applicable)

             Name -------------------------------------------------
                                 (PLEASE PRINT)

             Address ----------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------
                                   (ZIP CODE)

             ------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

             ------------------------------------------------------
             ------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Series A Notes in a principal amount not tendered or not accepted for exchange or Series B Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled 'Description of Series A Notes' within this Letter of Transmittal.

   Issue: [ ] Series A Notes  [ ] Series B Notes

                             (check as applicable)

             Name -------------------------------------------------
                                 (PLEASE PRINT)

             Address ----------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------
                                   (ZIP CODE)

             ------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)
             ------------------------------------------------------

                                PLEASE SIGN HERE

          (TO BE COMPLETED BY ALL TENDERING HOLDERS OF SERIES A NOTES
                 REGARDLESS OF WHETHER SERIES A NOTES ARE BEING
                         PHYSICALLY DELIVERED HEREWITH)

     This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Series A Notes or, if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as owner of Series A Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY
                       (SEE GUARANTEE REQUIREMENT BELOW)

Dated: ------------------------------------------------------------------------

Name(s): -----------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity (Full Title): ------------------------------------------------

Address: -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Telephone No.: ---------------------------------

Tax Identification or Social Security Number: -------------------------

                   COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9

                              SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

--------------------------------------------------------------------------------
                                 (NAME OF FIRM)

                               [PLACE SEAL HERE]

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Series A Notes tendered hereby are tendered
(i) by a registered Holder of Series A Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Series A Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Series A Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Series A Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Series B Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Series A Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. Delivery of Letter of Transmittal and Series A Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Series A Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Series A Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A
Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Series A Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Series A Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Series A Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Series A Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Series A Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Series A Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuers, or an Agent's Message with respect to guaranteed delivery that is accepted by the Issuers, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Series A Notes, in proper form for transfer (or confirmation of a book-entry transfer or all Series A Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of the execution of the Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN

ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Series A Notes for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Series A Notes should be listed on separate signed schedule attached hereto.

     4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by a Series A Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Series A Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Series A Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Series A Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Series A Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Series A Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Series A Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Series A Notes.

     If any of the Series A Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Series A Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any Series A Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Issuers of such person's authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Series A Notes listed herein and transmitted hereby, no endorsements of Series A Notes or separate instruments of transfer are required unless Series B Notes are to be issued, or Series A Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Series A Notes or instruments of transfer must be guaranteed by an Eligible Institution.

     IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(s) OF THE SERIES A NOTES LISTED HEREIN, THE SERIES A NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(s) OF THE REGISTERED HOLDER(s) APPEAR ON THE SERIES A NOTES AND SIGNATURES ON SUCH SERIES A NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. Special Issuance and Delivery Instructions. If certificates for Series B Notes or unexchanged or untendered Series A Notes are to be issued in the name of a person other than the signer of this Letter of

Transmittal, or if Series B Notes or such Series A Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Series A Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Series A Notes were delivered.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Issuers will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Series A Notes to it, or to its order, pursuant to the Exchange Offer. If Series B Notes, or Series A Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Series A Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Issuers or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Series B Notes will be issued.

     8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Issuers, in whole or in part, at any time and from time to time in the Issuers' discretion, in the case of any Series A Notes tendered.

     9. Substitute Form W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 31 percent federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 31 percent until a TIN is provided to the Exchange Agent.

     10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 6 of this Letter of Transmittal, the Issuers have no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Series B Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, an owner of Series A Notes whose tendered Series A Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Series B Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Series B Notes paid to such owner or other recipient may be subject to 31 percent backup withholding tax.

     Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Series A Notes. If the Series A Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," for additional guidance on which number to report.

----------------------------------------------------------------------------------------------------------------
 SUBSTITUTE                   PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT     ----------------------------
 FORM W-9                     RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.         Social Security Number
 DEPARTMENT OF THE TREASURY
 INTERNAL REVENUE SERVICE                                                                      or
                                                                                  ----------------------------
                                                                                   or Employer Identification
                                                                                              Number
                             -----------------------------------------------------------------------------------
 PAYER'S REQUEST FOR          PART 2 -- Certification -- Under penalties of
 TAXPAYER IDENTIFICATION NO.  perjury, I certify that:                                      PART 3 --
 ("TIN")                                                                                  Awaiting TIN
                              (1) The number shown on this form is my correct
                                  taxpayer identification number (or I am                      [ ]
                                  waiting for a number to be issued to me), and
                              (2) I am not subject to backup withholding
                              because: (a) I am exempt from backup withholding,
                                  or (b) I have not been notified by the
                                  Internal Revenue Service ("IRS") that I am
                                  subject to backup withholding as a result of a
                                  failure to report all interest or dividends,
                                  or (c) the IRS has notified me that I am no
                                  longer subject to backup withholding.
                             -----------------------------------------------------------------------------------
                              CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.
----------------------------------------------------------------------------------------------------------------
 Signature: ------------------                                                  Date: ------------------ , 2003
----------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31 PERCENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                   THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 31 percent of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature: ------------------                    Date: ------------------ , 2003

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------
                                   GIVE THE
FOR THIS TYPE OF ACCOUNT:          SOCIAL SECURITY
                                   NUMBER OF --
------------------------------------------------------
 1.  An individual's account       The individual
 2.  Two or more individuals       The actual owner of
     (joint account                the account or, if
                                   combined funds, the
                                   first individual on
                                   the account(1)
 3.  Husband and wife (joint       The actual owner of
     account)                      the account or, if
                                   joint funds, either
                                   person(1)
 4.  Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint        The adult or, if
     account)                      the minor is the
                                   only contributor,
                                   the minor(1)
 6.  Account in the name of        The ward, minor, or
     guardian or committee for a   incompetent
     designated ward, minor or     person(3)
     incompetent person
 7.  a. A revocable savings trust  The grantor
        account (in which grantor  trustee(1)
        is also trustee)
     b. Any "trust" account that   The actual owner(1)
        is not a legal or valid
        trust under State law
------------------------------------------------------


------------------------------------------------------
                                   GIVE THE
FOR THIS TYPE OF ACCOUNT:          SOCIAL SECURITY
                                   NUMBER OF --
------------------------------------------------------
 8.  Sole proprietorship account   The owner(4)
 9.  A valid trust, estate, or     The legal entity
     pension                       (do not furnish the
                                   identifying number
                                   of the personal
                                   representative or
                                   trustee unless the
                                   legal entity itself
                                   is not designated
                                   in the account
                                   title)(5)
10.  Corporate account             The corporation
11.  Religious, charitable or      The organization
     educational organization
     account
12.  Partnership account held in   The partnership
13.  Association, club, or other   The organization
14.  A broker or registered        The broker or
     nominee                       nominee
15.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a State or local government,
     school district, or prison)
     that receives agricultural
     program payments
------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
  - A corporation
  - A financial institution.
  - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
  - The United States or any agency or instrumentality thereof.
  - A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  - A foreign government or a political subdivision, agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the United States or a possession of the United States.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank issue.
  - Unless otherwise noted herein, all reference below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following.
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee
  Payments of interest not generally subject to backup withholding include the following.
  - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, and (ii) the interest is paid in the course of the payer's trade or business and
    (iii) you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to non-resident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
  EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045 and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipient are required to file tax returns. Payers must generally withhold 31 percent of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20 percent is imposed on any portion of an underpayment attributable to the failure.
(3) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                           YOUR TAX CONSULTANT OR THE
                           INTERNAL REVENUE SERVICE.

                                                                         ANNEX B

                         NOTICE OF GUARANTEED DELIVERY

                        GULFTERRA ENERGY PARTNERS, L.P.
                      GULFTERRA ENERGY FINANCE CORPORATION

                               OFFER TO EXCHANGE

             6 1/4% SERIES B SENIOR NOTES DUE 2010 FOR ANY AND ALL
               OUTSTANDING 6 1/4% SERIES A SENIOR NOTES DUE 2010

     As set forth in the Prospectus, dated           , 2003 (as the same may be
amended from time to time, the "Prospectus"), of GulfTerra Energy Partners, L.P. and GulfTerra Energy Finance Corporation (together, the "Issuers"), under the caption of "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery," this form or one substantially equivalent hereto must be used to accept the Issuers' offer (the "Exchange Offer") to exchange their 6 1/4% Series B Senior Notes due 2010 (the "Series B Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of their 6 1/4% Series A Senior Notes due 2010 (the "Series A Notes"), if (i) certificates representing the Series A Notes to be exchanged are not lost but are not immediately available, or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmittal, via facsimile, to the Exchange Agent at its address set forth below not later than 5:00 p.m., New York City time, on
          , 2003. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             WELLS FARGO BANK, N.A.

                        By Registered or Certified Mail:
                             Wells Fargo Bank, N.A.
                           Corporate Trust Operations
                                 MAC N9303-121
                                 P.O. Box 1517
                           Minneapolis, MN 55480-1517

                                 By Facsimile:
                                 (612) 667-4927

                             Confirm by Telephone:
                                 (800) 344-5128

                     By Overnight Delivery or Regular Mail:
                             Wells Fargo Bank, N.A.
                           Corporate Trust Operations
                              Sixth and Marquette
                                 MAC N9303-121
                             Minneapolis, MN 55479

     DELIVERY OR TRANSMISSION VIA FACSIMILE OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tender(s) for exchange to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of the Series A Notes as set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of "The Exchange
Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery."

     The undersigned understands and acknowledges that the Exchange Offer will
expire at 5:00 p.m., New York City time, on           , 2003, unless extended by
the Issuers. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuers.

     All authority herein conferred or agreed to be conferred by the Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                   SIGNATURES

                                                   Principal Amount of Series A Notes
                                                   Exchanged:
--------------------------------------------       $
                                                   --------------------------------------------
Signature of Owner
                                                   Certificate Nos. of Series A Notes (if
                                                   available)

--------------------------------------------       --------------------------------------------
Signature of Owner (if more than one)

Dated: -------------------------------------------------------------------, 2003

Name(s): -----------------------------------------------------------------------
                                 (PLEASE PRINT)

Address: -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

Area Code and Telephone No.: ---------------------------------------------------

Capacity (full title), if signing in a representative capacity: ----------------------------------------------------------------------

Taxpayer Identification or Social Security
No.: ---------------------------------------------------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or is otherwise an "eligible guaranteed institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Series A Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Series A Notes into the account of Wells Fargo Bank, N.A. (the "Trust Company") at a Book-Entry Transfer Facility, pursuant to the Trust Company's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Series A
Notes -- Book-Entry Delivery Procedures"), and any other required documents will be deposited by the undersigned with the Trust Company.

Name of Firm -------------------------------------------------------------------
Address ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Name ---------------------------------------------------------------------------

Title --------------------------------------------------------------------------

Area Code and Telephone No: ----------------------------------------------------

Date: --------------------------------------------------------------------------

     DO NOT SEND SERIES A NOTES WITH THIS FORM. ACTUAL SURRENDER OF SERIES A NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our partnership agreement provides that we:

     - will indemnify (1) our general partner (2) any departing general partner and (3) any person who is or was an officer, director or other representative of our general partner, any departing general partner or us, to the fullest extent permitted by law; and

     - may indemnify, to the fullest extent permitted by law, (1) any person who is or was an affiliate of our general partner, any departing general partner or us, (2) any person who is or was an employee, partner, agent or trustee of our general partner, any departing general partner, us or any such affiliate, or (3) any person who is or was serving at our request as an officer, director, employee, partner, member, agent or other representative of another corporation, partnership, joint venture, trust, committee or other enterprise;

each, as well as any employee, partner, agent or other representative of our general partner, any departing general partner, us or any of their or our affiliates, which we refer to as "Partnership Indemnitee," from and against any and all claims, damages, expenses and fines, whether civil, criminal, administrative or investigative, in which any Partnership Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (1) general partner, departing general partner, us or an affiliate of either, (2) an officer, director, employee, partner, agent, trustee or other representative of our general partner, any departing general partner, us or any of their or our affiliates or (3) a person serving at our request in any other entity in a similar capacity. Indemnification will be conditioned on the determination that, in each case, the Partnership Indemnitee acted in good faith, in a manner which such Partnership Indemnitee believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

     The above indemnification may result in indemnification of Partnership Indemnitees for negligent acts, and may include indemnification for liabilities under the Securities Act. We have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Any indemnification under these provisions will be only out of our assets. We are authorized to purchase, or to reimburse our general partner or its affiliates for the cost of, insurance against liabilities asserted against and expenses incurred by such persons in connection with our activities, whether or not we would have the power to indemnify such person against such liabilities under the provisions described above.

     Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

     Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") permits a limited liability company to "indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever." The Limited Liability Company Agreement (the "GENERAL PARTNER AGREEMENT") of GulfTerra Energy Company, L.L.C., our general partner, provides that our general partner will indemnify, among other people, its members, officers, directors, managers, employees and agents, as well as our officers, directors, employees and agents (each indemnified person, an "INDEMNITEE"), to the fullest extent permitted by law with respect to any and all damages, losses and liabilities suffered by any Indemnitee by reason of its status, so long as the Indemnitee acted in (1) "Good Faith" (as defined below) and (2) to the extent the damages related to the Indemnitee's status as our officer, director, employee, agent or other representative (or of our general partner), in a manner that the Indemnitee reasonably believed to be in, or not opposed to, our best interests.

     The General Partner Agreement provides that an Indemnitee will be deemed to have acted in "Good Faith" if he or she did not act in a manner intentionally and specifically directed solely at harming our general partner. In so acting, each Indemnitee is permitted to consider any interests or factors as that Indemnitee desires with, except as expressly otherwise provided in the General Partner Agreement, no duty (whether existing by statute, in equity at common law or otherwise) to consider the interests of us, our general partner or any other person or entity. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, will not create a presumption that the Indemnitee acted other than in Good Faith.

     Any indemnification under the General Partner Agreement will be made only out of our general partner's assets. An Indemnitee will not be denied any indemnification under the General Partner Agreement because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the General Partner Agreement otherwise permitted the transaction. The indemnification provided by the General Partner Agreement will be in addition to any other rights to which an Indemnitee may be entitled under any other agreement, as a matter of law or otherwise.

     To the fullest extent permitted by law, our general partner will advance from the time to time expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified under the General Partner Agreement in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding our general partner receives an undertaking by or on behalf of the Indemnitee to repay these expenses if it is determined that the Indemnitee is not entitled to indemnification. Our general partner also may purchase and maintain insurance, on behalf of such persons as its board of directors determines, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with our general partner's activities, regardless of whether our general partner would have the power to indemnify that person against the relevant liability under the General Partner Agreement.

     No Indemnitee will be liable for any damages or liabilities to our general partner for losses sustained or liabilities incurred as a result of any act or omission in connection with the conduct of the business of our general partner if such Indemnitee acted in Good Faith.

     Our general partner has entered into indemnification agreements with certain of its current and past directors providing for indemnification to the full extent permitted by the laws of the state of Delaware. These agreements provide for specific procedures to assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us or our general partner pursuant to the foregoing, we and our general partner have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.1*     Purchase Agreement dated June 26, 2003 among GulfTerra
          Energy Partners, L.P., GulfTerra Energy Finance Corporation,
          the Subsidiary Guarantors listed on Schedule A thereto, J.P.
          Morgan Securities Inc., Credit Suisse First Boston LLC,
          Wachovia Securities, Inc., Banc One Capital Markets, Inc.,
          BNP Paribas Securities Corp., Credit Lyonnais Securities
          (USA) Inc., Fortis Investment Services LLC, Scotia Capital
          (USA) Inc., Suntrust Capital Markets, Inc. and The Royal
          Bank of Scotland plc.
 4.A**    Indenture dated July 3, 2003 among GulfTerra Energy
          Partners, L.P., GulfTerra Energy Finance Corporation, the
          Subsidiary Guarantors named therein and Wells Fargo Bank,
          N.A. as Trustee (filed as Exhibit 4.L to our 2003 Second
          Quarter Form 10-Q).
 4.B**    Form of 6 1/4% Note (contained in the Indenture filed as
          Exhibit 4.A herein) (contained in the Indenture filed as
          Exhibit 4.L to our 2003 Second Quarter Form 10-Q).
 4.C**    A/B Exchange Registration Rights Agreement dated as of July
          3, 2003 between GulfTerra Energy Partners, GulfTerra Energy
          Finance Corporation, the Subsidiary Guarantors listed on
          Schedule A thereto, J.P. Morgan Securities Inc., Credit
          Suisse First Boston LLC, Wachovia Securities, Inc., Banc One
          Capital Markets, Inc., BNP Paribas Securities Corp., Credit
          Lyonnais Securities (USA) Inc., Fortis Investment Services
          LLC, Scotia Capital (USA) Inc., Suntrust Capital Markets,
          Inc. and The Royal Bank of Scotland plc (filed as Exhibit
          4.M to our 2003 Second Quarter Form 10-Q).
 5.A#     Opinion of Akin Gump Strauss Hauer & Feld LLP as to the
          legality of the securities being offered.
12.A*     Calculation of Earnings to Fixed Charges.
23.A*     Consent of PricewaterhouseCoopers LLP.
23.B*     Consent of Netherland, Sewell & Associates, Inc.
23.C#     Consent of Akin Gump Strauss Hauer & Feld LLP.
24.A*     Power of attorney (included on signature page).
25.A*     Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wells Fargo Bank, N.A.

---------------

 * Filed herewith.

** Previously filed.

 # To be filed by amendment.

     Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance upon Rule 437(a) of the Securities Act of 1933.

     (b) Financial Statement Schedules

     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

     (c) Reports, Opinions, and Appraisals

     None.

ITEM 22.  UNDERTAKINGS

     (a) Regulation S-K, Item 512 Undertakings

          (1) The undersigned registrant hereby undertakes:

             (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Registration on Form S-4 of Securities Offered for Resale.

             (i) The undersigned hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

             (ii) The registrant undertakes that every prospectus: (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

     Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on September 5, 2003.

                                          GULFTERRA ENERGY PARTNERS, L.P.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                                      Keith B. Forman
                                             Vice President and Chief Financial
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint D. Mark Leland and Peggy A. Heeg, and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated:

              SIGNATURE                              TITLE                       DATE
              ---------                              -----                       ----

        /s/ ROBERT G. PHILLIPS              Chief Executive Officer       September 5, 2003
--------------------------------------      and Director (Principal
          Robert G. Phillips                 Executive Officer)(1)


         /s/ KEITH B. FORMAN                   Vice President and         September 5, 2003
--------------------------------------      Chief Financial Officer
           Keith B. Forman                    (Principal Financial
                                                  Officer)(2)


          /s/ JAMES H. LYTAL               President and Director(3)      September 5, 2003
--------------------------------------
            James H. Lytal


          /s/ KATHY A. WELCH             Vice President and Controller    September 5, 2003
--------------------------------------       (Principal Accounting
            Kathy A. Welch                        Officer)(4)


         /s/ MICHAEL B. BRACY                     Director(5)             September 5, 2003
--------------------------------------
           Michael B. Bracy

              SIGNATURE                              TITLE                       DATE
              ---------                              -----                       ----


        /s/ H. DOUGLAS CHURCH                     Director(6)             September 5, 2003
--------------------------------------
          H. Douglas Church


          /s/ W. MATT RALLS                       Director(7)             September 5, 2003
--------------------------------------
            W. Matt Ralls


        /s/ KENNETH L. SMALLEY                    Director(8)             September 5, 2003
--------------------------------------
          Kenneth L. Smalley

---------------

(1) Robert G. Phillips has signed this registration statement in his capacity as Chairman of the Board and Chief Executive Officer of GulfTerra Energy Company, L.L.C. and GulfTerra Energy Finance Corporation, and Chief Executive Officer of GulfTerra Energy Partners, L.P., in its individual capacity and in its capacity as sole member of High Island Offshore System, L.L.C.; Cameron Highway Pipeline GP, L.L.C.; Cameron Highway Pipeline I, L.P., Crystal Holding, L.L.C.; GulfTerra Intrastate, L.P.; GulfTerra Operating Company, L.L.C.; GulfTerra South Texas, L.P.; GulfTerra Texas Pipeline, L.P.; GulfTerra Alabama Intrastate, L.L.C.; GulfTerra Field Services, L.L.C.; GulfTerra Holding II, L.L.C.; GulfTerra Holding I, L.L.C.; GulfTerra GC, L.P.; GulfTerra Holding V, L.P.; GulfTerra Holding IV, L.P.; GulfTerra NGL Storage, L.L.C.; GulfTerra Holding III, L.L.C.; First Reserve Gas, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Flextrend Development Company, L.L.C.; GulfTerra Oil Transport, L.L.C.; Hattiesburg Industrial Gas Sales, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; and Poseidon Pipeline Company, L.L.C.; and

(2) Keith B. Forman has signed this registration statement in his capacity as Vice President and Chief Financial Officer of GulfTerra Energy Company, L.L.C.; GulfTerra Energy Partners, L.P., in its individual capacity and in its capacity as sole member of High Island Offshore System, L.L.C.; GulfTerra Energy Finance Corporation; Cameron Highway Pipeline GP, L.L.C.; Cameron Highway Pipeline I, L.P.; Crystal Holding, L.L.C.; GulfTerra Intrastate, L.P.; GulfTerra Operating Company, L.L.C.; GulfTerra South Texas, L.P.; GulfTerra Texas Pipeline, L.P.; GulfTerra Alabama Intrastate, L.L.C.; GulfTerra Field Services, L.L.C.; GulfTerra Holding II, L.L.C.; GulfTerra Holding I, L.L.C.; GulfTerra GC, L.P.; GulfTerra Holding V, L.P.; GulfTerra Holding IV, L.P.; GulfTerra NGL Storage, L.L.C.; GulfTerra Holding III, L.L.C.; First Reserve Gas, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Flextrend Development Company, L.L.C.; GulfTerra Oil Transport, L.L.C.; Hattiesburg Industrial Gas Sales, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; and Poseidon Pipeline Company, L.L.C.; and

(3) James H. Lytal has signed this registration statement in his capacity as President and Director of GulfTerra Energy Company, L.L.C. and GulfTerra Energy Finance Corporation, and President of GulfTerra Energy Partners, L.P., in its individual capacity and in its capacity as sole member of High Island Offshore System, L.L.C.; Cameron Highway Pipeline GP, L.L.C.; Cameron Highway Pipeline I, L.P.; Crystal Holding, L.L.C.; GulfTerra Intrastate, L.P.; GulfTerra Operating Company, L.L.C.; GulfTerra South Texas, L.P.; GulfTerra Texas Pipeline, L.P.; GulfTerra Alabama Intrastate, L.L.C.; GulfTerra Field Services, L.L.C.; GulfTerra Holding II, L.L.C.; GulfTerra Holding I, L.L.C.; GulfTerra GC, L.P.; GulfTerra Holding V, L.P.; GulfTerra Holding IV, L.P.; GulfTerra NGL Storage, L.L.C.; GulfTerra Holding III, L.L.C.; First Reserve Gas, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Flextrend Development Company, L.L.C.; GulfTerra Oil Transport, L.L.C.; Hattiesburg Industrial Gas Sales, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Manta

    Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; and Poseidon Pipeline Company, L.L.C.; and

(4) Kathy A. Welch has signed this registration statement in her capacity as Vice President and Controller of GulfTerra Energy Company, L.L.C.; GulfTerra Energy Partners, L.P., in its individual capacity and in its capacity as sole member of High Island Offshore System, L.L.C.; GulfTerra Energy Finance Corporation; Cameron Highway Pipeline GP, L.L.C.; Cameron Highway Pipeline I, L.P.; Crystal Holding, L.L.C.; GulfTerra Intrastate, L.P.; GulfTerra Oil Transport, L.L.C.; GulfTerra Operating Company, L.L.C.; GulfTerra South Texas, L.P.; GulfTerra Texas Pipeline, L.P.; GulfTerra Alabama Intrastate, L.L.C.; GulfTerra Field Services, L.L.C.; GulfTerra Holding II, L.L.C.; GulfTerra Holding I, L.L.C.; GulfTerra GC, L.P.; GulfTerra Holding V, L.P.; GulfTerra NGL Storage, L.L.C.; GulfTerra Holding III, L.L.C.; First Reserve Gas, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Flextrend Development Company, L.L.C.; GulfTerra Oil Transport, L.L.C.; Hattiesburg Industrial Gas Sales, L.L.C., in its individual capacity and in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; and Poseidon Pipeline Company, L.L.C.; and

(5) Michael B. Bracy has signed this registration statement in his capacity as a Director of GulfTerra Energy Company, L.L.C., general partner of GulfTerra Energy Partners, L.P.

(6) H. Douglas Church has signed this registration statement in his capacity as a Director of GulfTerra Energy Company, L.L.C., general partner of GulfTerra Energy Partners, L.P.

(7) W. Matt Ralls has signed this registration statement in his capacity as a Director of GulfTerra Energy Company, L.L.C., general partner of GulfTerra Energy Partners, L.P.

(8) Kenneth L. Smalley has signed this registration statement in his capacity as a Director of GulfTerra Energy Company, L.L.C., general partner of GulfTerra Energy Partners, L.P.

                                          GULFTERRA ENERGY FINANCE CORPORATION

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                                      Keith B. Forman
                                             Vice President and Chief Financial
                                                           Officer

SUBSIDIARY GUARANTORS:

CAMERON HIGHWAY PIPELINE GP, L.L.C.

CAMERON HIGHWAY PIPELINE I, L.P.

CRYSTAL HOLDING, L.L.C.

FIRST RESERVE GAS, L.L.C.

FLEXTREND DEVELOPMENT COMPANY, L.L.C.

GULFTERRA ALABAMA INTRASTATE, L.L.C.
(formerly known as EPN Alabama Intrastate, L.L.C.)

GULFTERRA FIELD SERVICES, L.L.C.
(formerly known as EPN Field Services, L.L.C.

GULFTERRA GC, L.P.
(formerly known as EPN Gulf Coast, L.P.)

GULFTERRA HOLDING I, L.L.C.
(formerly known as EPN GP Holding I, L.L.C.)

GULFTERRA HOLDING II, L.L.C.
(formerly known as EPN GP Holding, L.L.C.)

GULFTERRA HOLDING III, L.L.C.
(formerly known as EPN Pipeline GP Holding, L.L.C.)

GULFTERRA HOLDING IV, L.P.
(formerly known as EPN Holding Company, I, L.P.

GULFTERRA HOLDING V, L.P.
(formerly known as EPN Holding Company, L.P.)

GULFTERRA INTRASTATE, L.P.
(formerly known as El Paso Energy Intrastate, L.P.)

GULFTERRA NGL STORAGE, L.L.C.
(formerly known as EPN NGL Storage, L.L.C.)

GULFTERRA OIL TRANSPORT, L.L.C.
(formerly known as El Paso Energy Partners Oil Transport, L.L.C.)

GULFTERRA OPERATING COMPANY, L.L.C.
(formerly known as El Paso Energy Partners Operating Company, L.L.C.)

GULFTERRA SOUTH TEXAS, L.P.
(formerly known as El Paso South Texas, L.P.)

GULFTERRA TEXAS PIPELINE, L.P.
(formerly known as EPGT Texas Pipeline, L.P.)

HATTIESBURG GAS STORAGE COMPANY
By: FIRST RESERVE GAS, L.L.C.,
in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company

By: HATTIESBURG INDUSTRIAL GAS SALES, L.L.C.,
in its capacity as 50 percent general partner of Hattiesburg Gas Storage Company

HATTIESBURG INDUSTRIAL GAS SALES, L.L.C.

HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

By: GULFTERRA ENERGY PARTNERS, L.P.
(formerly El Paso Energy Partners, L.P.),
as sole member

MANTA RAY GATHERING COMPANY, L.L.C.

PETAL GAS STORAGE, L.L.C.

POSEIDON PIPELINE COMPANY, L.L.C.

By: /s/ KEITH B. FORMAN
    --------------------------------------------------------
    Keith B. Forman
    Vice President and Chief Financial Officer

                               INDEX TO EXHIBITS

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
    1.1*       Purchase Agreement dated June 26, 2003 among GulfTerra
               Energy Partners, L.P., GulfTerra Energy Finance Corporation,
               the Subsidiary Guarantors listed on Schedule A thereto, J.P.
               Morgan Securities Inc., Credit Suisse First Boston LLC,
               Wachovia Securities, Inc., Banc One Capital Markets, Inc.,
               BNP Paribas Securities Corp., Credit Lyonnais Securities
               (USA) Inc., Fortis Investment Services LLC, Scotia Capital
               (USA) Inc., Suntrust Capital Markets, Inc. and The Royal
               Bank of Scotland plc.
    4.A**      Indenture dated July 3, 2003 among GulfTerra Energy
               Partners, L.P., GulfTerra Energy Finance Corporation, the
               Subsidiary Guarantors named therein and Wells Fargo Bank,
               N.A. as Trustee (filed as Exhibit 4.L to our 2003 Second
               Quarter Form 10-Q).
    4.B**      Form of 6 1/4% Note (contained in the Indenture filed as
               Exhibit 4.L to our 2003 Second Quarter Form 10-Q).
    4.C**      A/B Exchange Registration Rights Agreement dated as of July
               3, 2003 between GulfTerra Energy Partners, L.P., GulfTerra
               Energy Finance Corporation, the Subsidiary Guarantors listed on Schedule A thereto, J.P. Morgan Securities Inc., Credit
               Suisse First Boston LLC, Wachovia Securities, Inc., Banc One
               Capital Markets, Inc., BNP Paribas Securities Corp., Credit
               Lyonnais Securities (USA) Inc., Fortis Investment Services
               LLC, Scotia Capital (USA) Inc., Suntrust Capital Markets,
               Inc. and The Royal Bank of Scotland plc (filed as Exhibit
               4.M to our 2003 Second Quarter Form 10-Q).
    5.A#       Opinion of Akin Gump Strauss Hauer & Feld LLP as to the
               legality of the securities being offered.
   12.A*       Calculation of Earnings to Fixed Charges.
   23.A*       Consent of PricewaterhouseCoopers LLP.
   23.B*       Consent of Netherland, Sewell & Associates, Inc.
   23.C#       Consent of Akin Gump Strauss Hauer & Feld LLP.
   24.A*       Power of attorney (included on signature page).
   25.A*       Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of Wells Fargo Bank, N.A.

---------------

 * Filed herewith.

** Previously filed.

 # To be filed by amendment.